As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2406880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000 Washington, D.C. 20036 (202) 327-5422
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoffrey Dow Chief Executive Officer and President 60 Degrees Pharmaceuticals, Inc. 1025 Connecticut Avenue NW Suite 1000 Washington, D.C. 20036 (202) 327-5422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Ross D. Carmel, Esq. Philip Magri, Esq. Jeffrey Hua, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the potential offering, issuance, and sale by the registrant of up to a maximum aggregate offering price of $15,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and units; and

●	an “at the market offering” sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $1,253,603 of the registrant’s common stock that may be issued and sold under that certain At the Market Offering Agreement, dated as of July 12, 2024, or the Sales Agreement, we entered into with WallachBeth Capital LLC as sales agent (the “Sales Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the “at the market offering” prospectus supplement is included in the $15,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement with the Sales Agent, any portion of the $1,253,603 included in the “at the market offering” prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the Sales Agreement, the full $15,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2024

PROSPECTUS

$15,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

60 Degrees Pharmaceuticals, Inc.

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $15,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock and tradeable warrants are quoted on The Nasdaq Capital Market under the symbols “SXTP” and “SXTPW,” respectively. The last reported sale price of our common stock and tradeable warrants on The Nasdaq Capital Market on July 11, 2024 was $0.2460 and $0.0683, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $3,761,186, based on 12,206,116 shares of outstanding common stock, of which 10,715,629 shares are held by non-affiliates, and a share price of $0.351 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on June 7, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $15,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “60 Degrees Pharmaceuticals, Inc.,” “60 Degrees Pharmaceuticals,” “60P,” the “Company,” “we,” “us,” “our” or other similar terms refer to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation, and our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;
●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a specialty pharmaceutical company with a goal of using cutting-edge biological science and applied research to further develop and commercialize new therapies for the prevention and treatment of infectious diseases. We have successfully achieved regulatory approval of Arakoda, a malaria preventative treatment that has been on the market since late 2019. Currently, 60P’s pipeline under development covers development programs for vector-borne, fungal, and viral diseases utilizing three of the Company’s future products: (i) new products that contain the Arakoda regimen of Tafenoquine; (ii) new products that contain Tafenoquine; and (iii) Celgosivir.

Mission

Our mission is to address the unmet medical need associated with infectious diseases through the development and commercialization of new small molecule therapeutics, focusing on synthetic drugs (made by chemists in labs, excluding biologics) with good safety profiles based on prior clinical studies, in order to reduce cost, risk, and capitalize on existing research. We are seeking to expand Arakoda’s use beyond malaria prevention and to demonstrate clinical benefit for other disease indications. We are further testing the viability of another product (Celgosivir) to determine whether to advance it into further clinical development, and may seek to develop and license other molecules in the future. Celgosivir is being considered for development as an antiviral product for a number of diseases.

Market Opportunity

Malaria Prevention

In 2018, the FDA approved Arakoda for malaria prevention in individuals 18 years and older. Arakoda entered the U.S. supply chain in the third quarter of 2019, just prior to the COVID-19 pandemic. As the approved indication is for travel medicine, and international travel was substantially impacted by the pandemic, we did not undertake any active marketing efforts for Arakoda. Following our recent financing the Company hired a Chief Commercial Officer and commissioned IQVIA market data and a qualitative marketing demand study. That research, recently completed, suggests that prescribing for malaria prevention therapies has returned to pre-pandemic levels, and that the total U.S. market represents around 1.1 million prescriptions (one prescription per three weeks of travel). Based on consumer and HCP demand research, the Company estimates that the accessible market for Arakoda represents about one third of this volume (about 330,000 prescriptions). Barriers to entry include low brand awareness in the prescriber community and the low cost of some of the generic alternatives. In the second half of 2024 we will conduct a pilot commercialization study to confirm these barriers can be overcome (see “Strategy”).

Treatment and Prevention of Tick-Borne Disease (Babesiosis)

We are repositioning the Arakoda regimen of Tafenoquine for several potential new therapeutic indications that have substantial U.S. caseloads, as further described below:

●

Treatment of Chronic Tick-Borne Disease (Babesiosis). Babesia parasites are co-transmitted by the same ticks that transmit Borrelia, the Lyme disease bacterium. Although Lyme in the acute phase is generally viewed by the medical community as being treatable with antibiotics, individuals who are not treated, or fail treatment, may go on to develop long term, and potentially debilitating, chronic symptoms such as fatigue, body aches, and cognitive problems.[1] This condition is defined by the Centers for Disease Control and Prevention (“CDC”) as Post-Treatment Lyme Disease Syndrome (“PTLDS”) or simply as Lyme in the patient community.[2] Although there are no published estimates, key opinion leaders have stated that as many as 50% of Lyme/PTLDS patients are believed to be co-infected with Babesia parasites, a diagnosis referred to in the Lyme community as “Chronic Babesiosis.” Prescribers in the Lyme disease community utilize a number of therapeutic modalities to manage the symptoms of Chronic Babesiosis, including FDA-approved pharmaceuticals such as atovaquone and azithromycin (these are assumed to suppress the growth of Babesia parasites).[3]

Recent market data shows that Tafenoquine appears to be increasingly prescribed by Lyme physicians to manage Chronic Babesiosis. This trend may follow the recent publication of several case reports demonstrating activity in immunosuppressed patients with acute babesiosis, and animal data showing eradication of Babesia parasites, Tafenoquine (primarily as Arakoda).[4] The Company believes the recent increases in sales of Arakoda have been driven by organic growth of these activities. There are no formal epidemiological publications articulating the incidence or prevalence of Chronic Babesiosis, so these metrics must be inferred based on data for PTLDS and the rate of coinfection with Babesia parasites. Thus, the cumulative case load of Chronic Babesiosis may be as high as1.01 million patients in the United States.[5] We believe, based on our market research that at least 37% of this market, or 375,000 cases, may be addressable with Tafenoquine during the remainder of its market exclusivity window for malaria. We are undertaking additional research to determine how much additional market capture might be feasible.

Acute infection with many different organisms (e.g. Borrelia, SARS-Cov-2, Epstein Barr virus) trigger “Long Syndromes” in a minority of cases, characterized by cognitive dysfunction, fatigue and post-exertional malaise.[6] For many years, such conditions have been confusing to the mainstream medical community because there may not be formal diagnostic criteria or an established theory of disease. This is changing with the advent of Long COVID, and a recent prominent paper outlined the pathophysiological mechanisms for the first time.[7] Although there is not yet supporting evidence in the medical literature, some key opinion leaders in the Lyme community have postulated, using the veterinary literature as an analog, that life-long infection by sequestering forms of Babesia (e.g., B. odocoilei) may be a significant driver of chronic fatigue symptoms.[8] If this is true, the addressable market for antibabesial drugs may be substantially larger than stated above, since the prevalence of chronic fatigue syndrome in the U.S. is at least 3.3 million cases (excluding Long COVID and PTLDS).[9]

[1]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[2]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[3]	Conclusions from Company-commissioned market research.
[4]	Conclusions from Company-commissioned market research.
[5]	Maximum prevalence determined by multiplying the rate of Babesia coinfection in PTLDS patients (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117) by the highest estimate of the cumulative prevalence of PTLDS (1,994,189, from Delong et al. BMC Public Health 2019;19(1):352). Maximum new cases determined by multiplying the number of new Lyme cases per year (476,000, from Krugeler et al (Emerg Infect Dis 2021;27:616-61) by the number of new cases that subsequently become chronic cases (up to 10%, from Delong et al. BMC Public Health 2019;19(1):352) by the proportion of such patients coinfected with Babesia (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117).
[6]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[7]	Walitt et al Nature Communications 2024;15:907.
[8]	Lindner HH. 2022. Chronic babesiosis caused by B. odocoilei: Diagnosis, pathophysiology & treatment. Presentation at the 2022 ILADS scientific meeting, Orlando Florida.
[9]	See https://www.cdc.gov/nchs/data/databriefs/db488.pdf.

Separately from the clinical indication, based on estimates from industry experts, there may be somewhere between several hundred and several thousand cases of canine babesiosis each year in the United States, and thousands more globally. Currently, standard of care treatment for babesiosis in dogs is a ten-day course of atovaquone and azithromycin, which costs about $1,350 out of pocket. A treatment course of Tafenoquine mirroring the human prophylactic dose in dogs might cost < $300, offering a compelling alternative to standard of care. The additional resources required to generate enabling data for veterinary uses are much less expensive than human clinical trials and we are already funding a pilot study at North Carolina State University related to this indication.

●	Treatment of Acute Babesiosis. There are up to 38,000 cases of potentially treatable acute symptomatic babesiosis (red blood cell infections caused by deer tick bites) in the United States each year.[10] Approximately 650 of these cases are hospitalizations, a smaller fraction of which represents immunosuppressed individuals.[11] Symptomatic babesiosis is usually treated with a minimum ten day course of atovaquone and azithromycin which is extended to six weeks in the immunosuppressed, who may also experience relapses requiring multiple hospitalizations.[12] This is much longer than equivalent serious parasitic diseases such as malaria where the goal is a three-day regimen. In a recently published case series Tafenoquine in combination with standard of care cured 80% of immunosuppressed patients with relapsing babesiosis and the investigators stated in a press release that “Tafenoquine is going to make a huge difference, I think, in people who are severely immunocompromised.” [13]

●	Prevention of Tick-Borne Diseases. Post-exposure prophylaxis or early treatment with, respectively, a single dose or several week regimen of doxycycline following a tick-bite is a recognized indication to prevent the complications of Lyme disease. There may be more than 400,000 such tick bites in the United States requiring medical treatment each year. This estimate is based on the observation that approximately 50,000 tick bites are treated in U.S. hospital emergency rooms each year; however, this calculation represents only about 12% of actual treated tick bites based on observations from comparable ex-U.S health systems.[14] Unlike Lyme disease, there is no characteristic rash associated with early infection and no reliable diagnostic tests. Thus, an individual bitten by a tick cannot know whether they have also been infected with babesiosis. It is likely that a drug proven to be effective for this indication for babesiosis would also be used in conjunction with Lyme prophylaxis.

Treatment and Prevention of Fungal Infections

We are evaluating Tafenoquine for potential utility in the following fungal diseases:

●

Treatment of Candida infections. According to the CDC, there are 50,000 reported cases of candidiasis (a type of fungal infection) each year in the United States and up to 1,900 clinical cases of C. auris, for which there are few available treatments.[15] Since it has broad-spectrum activity against drug-resistant Candida spp in culture, Tafenoquine, has the potential to be a market leading therapy for treatment/prevention of C. auris, and to be added to the standard of care regimens for other Candida infections.[16]

[10]	This estimate is based on the observations of Krugeler et al (Emerg Infect Dis 2021;27:616-61) who reported that 476,000 cases of Lyme disease occur in U.S. states where babesiosis is endemic and Krause et. al. (JAMA 1996;275:1657-16602) who reported that 10% of Lyme disease patients are co-infected with babesiosis and that according to Krause et al (AJTMH 2003;6:431-436) fact that about 80% of cases are symptomatic (thus 476,000*10%*80% = 38,000 cases of babesiosis per year).
[11]	Bloch et al Open Forum Infect Dis 2022;9(11):ofac597.
[12]	According to IDSA guidelines.
[13]	See Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238 and https://ysph.yale.edu/news-article/antimalarial-drug-is-effective-against-tick-borne-infection-babesiosis/.
[14]	Marx et. al., MMWR 2021;70:612-616.
[15]	https://www.cdc.gov/fungal/diseases/candidiasis/invasive/statistics.html.; https://www.cdc.gov/fungal/candida-auris/tracking-c-auris.html.
[16]	Dow and Smith New Microb New Infect 2022;45:100964.

●	Prevention of fungal pneumonias. There are up to ~ 91-92,000 new patient cases each year in the United States for which antifungal prophylaxis is recommended, including acute lymphoblastic leukemia (up to 6,540 cases) and large B-cell lymphoma (up to 18,000 cases) patients receiving CAR-T therapy, solid organ transplant patients (up to 42,887 cases), allogeneic (~ 9,000 cases) and autologous (~ 15,000 cases) hematopoietic stem cell transplant patients.[17] Despite the availability and use of antifungal prophylaxis, the risk of some patient groups contracting fungal pneumonia exceeds the risk of contracting malaria during travel to West Africa.[18] Since it has broad spectrum antifungal effects in cell culture, and activity against Pneumocystis in animal models, Tafenoquine has the potential to be added to existing standard of care regimens for the prevention of fungal pneumonias.[19]

Viral Diseases

Celgosivir, a potential clinical candidate of 60P’s, has activity in a number of animal models of important viral diseases such as Dengue and RSV. According to the European CDC, Dengue is associated with at least 4.1 million cases globally. 20 And, according to the U.S. CDC, RSV is responsible for up to 240,000 hospitalizations in children less than five years of age and adults greater than 65 years of age in the United States each year.21 As outlined in the “Strategy” section below, we expect to evaluate Celgosivir in additional non-clinical disease models before making a decision regarding clinical development.

More information about our products is provided in the next section, and the status of various development efforts for the above-mentioned diseases is outlined in Figure A, below.

Figure A

Products

Arakoda (Tafenoquine) for malaria prevention

We entered into a cooperative research and development agreement with the United States Army in 2014 to complete development of Arakoda for prevention of malaria.22 With the U.S. Army, and other private sector entities as partners, we coordinated the execution of two clinical trials, development of a full manufacturing package, gap-filling non-clinical studies, compilation of a full regulatory dossier, successful defense of our program at an FDA advisory committee meeting and submitted a new drug application (“NDA”) to the FDA in 2018. The history of that collaboration has been publicly communicated by the U.S. Army.23

[17]	See statistics for solid organ transplants at the Organ Transplant and Procurement Network at: National data - OPTN (hrsa.gov); See statistics for hematopoietic stem cell transplant in Dsouza et al Biology of Blood and Bone Marrow Transplantation 202;26: e177-e182; See statistics for acute lymphoblastic leukemia at: Key Statistics for Acute Lymphocytic Leukemia (ALL) (cancer.org); See statistics for large cell large B-cell lymphoma at; Diffuse Large B-Cell Lymphoma - Lymphoma Research Foundation; Treatment guidelines recommending antifungal prophylaxis for these diseases can be reviewed in (i) Fishman et al Clinical Transplantation. 2019;33:e13587, (ii) Hematopoietic Cell Transplantation (cancernetwork.com), (iii) Cooper et al Journal of the National Comprehensive Cancer Network 2016;14:882-913 and (iv) Los Arcos et al Infection (2021) 49:215–231.

[18]	Aguilar-Guisado et al Clin Transplant 2011;25:E629–38; Mace et al MMWR 202;70:1–35.
[19]	Queener et al JID 1997;165:764-768; Dow and Smith New Microb New Infect 2022;45:100964

[20]	https://www.ecdc.europa.eu/en/dengue-monthly#:~:text=This%20is%20an%20increase%20of%2032%20653%20cases% 20and%2032,853%20deaths%20have%20been%20reported.

[21]	https://www.cdc.gov/rsv/php/surveillance/index.html#cdc_survey_profile_surveys_used-rsv-burden-estimates.
[22]	In 2014, we signed a cooperative research and development agreement with the United States Army Medical and Materiel Development Activity (Agreement W81XWH-14-0313). Under this agreement, we agreed to submit an NDA for Tafenoquine to the FDA (as Arakoda), while the US Army agreed to finance the bulk of the necessary development activities in support of that goal.

[23]	Zottig et al Military Medicine 2020; 185 (S1): 687.

The FDA and Australia’s medicinal regulatory agency, the Therapeutic Goods Administration, subsequently approved Arakoda (brand name in the U.S.) and Kodatef (brand name in Australia), respectively, for prevention of malaria in travelers in 2018. Prescribing information and guidance for patients can be found at www.arakoda.com. The features and benefits of Tafenoquine for malaria prophylaxis, some of which have been noted by third-party experts, include: convenient once weekly dosing following a three day load; the absence of reports of drug resistance during malaria prophylaxis; activity against liver and blood stages of malaria as well as both the major malaria species (Plasmodium vivax and Plasmodium falciparum); absence of any black-box safety warnings; good tolerability, including in women and individuals with prior psychiatric medical history; and a comparable adverse event rate to placebo with up to 12 months continuous dosing.24 Tafenoquine entered the commercial supply chains in the U.S. and Australia in the third quarter of 2019.

The only limitation of Arakoda is the requirement for a G6PD test prior to administration.25 The G6PD test must be administered to a prospective patient prior to administration of Arakoda in order to prevent the potential occurrence of hemolytic anemia in individuals with G6PD deficiency.26 G6PD is one of the most common enzyme deficiencies and is implicated in hemolysis following administration/ingestion of a variety of oxidant drugs/food. G6PD must also be ruled out as a possible cause when diagnosing neonatal jaundice. As a consequence, G6PD testing is widely available in the United States through commercial pathology service providers (e.g., Labcorp, Quest Diagnostics, etc.). Although these tests have a turn-around time of up to 72 hours, the test needs only to be administered once. Thus, existing U.S. testing infrastructure is sufficient to support the FDA-approved use of the product (malaria prevention) by members of the armed forces (who automatically have a G6PD test when they enlist), civilian travelers with a long planning horizon, or repeat travelers.

Tafenoquine for Other (Infectious) Diseases

During the pandemic, we also worked with NIH to evaluate the utility of Tafenoquine as an antifungal. We, and the NIH, found that Tafenoquine exhibits a Broad Spectrum of Activity in cell culture against Candida and other yeast strains via a different Mode of Action than traditional antifungals and also exhibits antifungal activity against some fungal strains at clinically relevant doses in animal models.27 Our work followed Legacy Studies that show Tafenoquine is effective for treatment and prevention of Pneumocystis pneumonia in animal models.28 We believe that if added to the standard of care for anti-fungal and yeast infection treatments for general use, Tafenoquine has the potential to improve patient outcomes in terms of recovery from yeast infections, and prevention of fungal pneumonias in immunosuppressed patients. There are limited treatment options available for these indications, and Tafenoquine’s novel mechanism of action might also mitigate problems of resistance. Clinical trial(s) to prove safety and efficacy, and approval by the FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

Tafenoquine monotherapy, or use in combination with other antibabesial medications, clears and eradicates Babesia infections, respectively, in both immunocompetent and immunocompromised animal models of babesiosis (tick borne red blood cell infections).29 In up to 80% of cases Tafenoquine administered in combination with antibabesial drugs after prior failure of conventional antibiotics in immunosuppressed babesiosis patients resulted in cures.30 Tafenoquine is also increasingly being utilized by Lyme disease prescribers to manage symptoms of Chronic Babesiosis. Consequently, we believe that (i) if combined with standard of care products, Tafenoquine has the potential to accelerate parasite clearance and reduce the duration of illness and treatment with antibiotic therapy in immunosuppressed patients hospitalized with severe illness, (ii) once appropriate clinical studies have been conducted, it is likely that Tafenoquine would be quickly embraced for post-exposure prophylaxis of babesiosis in patients with tick bites, and (iii) Tafenoquine could become the leading treatment for Chronic Babesiosis. Clinical trial(s) to prove safety and efficacy, and approval by FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

[24]	Tan and Hwang Journal of Travel Medicine, 2018, 1–2; Baird Journal of Travel Medicine 2018:, 1–13; Schlagenhauf et al Travel Medicine and Infectious Disease 2022; 46:102268; See Arakoda prescribing information at www.arakoda.com; McCarthy et al CID 2019:69:480-486; Dow et al. Malar J (2015) 14:473; Dow et al. Malaria Journal 2014, 13:49; Novitt-Moreno et al Travel Med Infect Dis 2022 Jan-Feb;45:102211.

[25]	See prescribing information at www.arakoda.com.

[26]	See prescribing information at www.arakoda.com.

[27]	Dow and Smith, New Microbe and New Infect 2022; 45: 100964.

[28]	Queener et al Journal of Infectious Diseases 1992;165:764-8).
[29]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21, Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.

[30]	Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238.

Celgosivir

Celgosivir is a host targeted glucosidase inhibitor that was developed separately by other sponsors for HIV then for hepatitis C.31 The sponsors abandoned Celgosivir after completion of Phase II clinical trials involving 700+ patients, because other antivirals in development at the time had superior activity. The National University of Singapore initiated development of Celgosivir independently for Dengue fever. A clinical study, conducted in Singapore, the results of which were accepted for publication in the peer-reviewed journal Lancet Infectious Diseases, confirmed its safety but the observed reduction in viral load was lower than what the study was powered to detect.32 Celgosivir (as with other Dengue antivirals) exhibits greater capacity to cure Dengue infections in animal models when administered prior to symptom onset when compared to administration post-symptom onset. In animal models, this problem can be addressed by administering the same dose of drug split into four doses per day rather than two doses per day (as was the case in the Singaporean clinical trial).33 This observation led to the filing and approval of a patent related to Dengue, which we licensed from the National University of Singapore.

Additional clinical studies would be required to prove that such a 4x daily dosing regimen would be safe and effective in Dengue patients to regulators’ satisfaction. To that end, earlier in our history, we, in partnership with the National University of Singapore, and Singapore General Hospital, successfully secured a grant from the government of Singapore for a follow-on clinical trial. Unfortunately, we were unable at that time to raise matching private sector funding. We concluded as a result that development of Repositioned Molecules for Dengue, solely and without simultaneous development for other therapeutic use, despite substantial morbidity and mortality in tropical countries, was an effort best suited for philanthropic entities. Accordingly, during the pandemic, we undertook an effort (in partnership with NIH’s Division of Microbiology and Infectious Diseases program and Florida State University) to determine whether Celgosivir might be more broadly useful for respiratory diseases that have impact in both tropical and temperate countries. Preliminary data suggest that Celgosivir inhibits the replication of the virus that causes COVID-19 (SARS-CoV-2) in cell culture, and the RSV virus in cell culture and provides benefits in animals. We have filed and/or licensed patents in relation to Celgosivir for these other viruses as we believe there is potential applications to fight respiratory diseases that might have more commercial viability than historical development of Celgosivir to combat Dengue fever.

Competitive Strengths

Our main competitive strength has been our ability to achieve important clinical milestones inexpensively in therapeutic areas that other entities have found extremely challenging. With a small virtual management team, we have successfully built productive research partnerships with public and academic entities, and licensed products with well characterized safety profiles in prior clinical studies, thereby reducing the cost and risk of clinical development. This business and product model enabled Arakoda to be approved in 2018, with a total operating expense of < $10 million. We plan to focus in the future on generating proof of concept clinical data sets for the approved Arakoda regimen of Tafenoquine in other therapeutic areas, all of which is expected to foster and continue our existing tradition of inexpensive product development.

Strategy

Following our initial public offering in July 2023, our initial strategic priority was to conduct a Phase IIB that would have evaluated the potential of the Arakoda regimen of Tafenoquine to accelerate disease recovery in COVID-19 patients with low risk of disease progression. In October 2023, we made a decision to suspend this study. This was a consequence of advice previously received from the FDA, which we interpreted to mean that the Agency would not have granted clearance for the study to proceed unless we redesigned it to (i) enroll a patient population in which receipt of Paxlovid or Lagevrio would be medically contraindicated, or (ii) compare Tafenoquine to placebo in patients taking a “standard of care” regimen (defined by the FDA as Lagevrio or Paxlovid). The FDA’s position was somewhat surprising given that neither Paxlovid nor Lagevrio is indicated for treatment of COVID-19 in low-risk patients. We determined that conducting our study in an alternate population in the United States would be unfeasible, and that conducting an add-on-to standard of care study might not be Phase III enabling. Accordingly, the Company made a decision to pivot back to continue commercialization of Arakoda for malaria, and further evaluation of the Arakoda regimen of Tafenoquine for babesiosis and other diseases. We believe such an approach is both less risky and less expensive.

Moving forward, our general strategy to achieve profitability and grow shareholder value has three facets: (i) increase sales of Arakoda; (ii) conduct clinical trials to expand the number of patients who can use Tafenoquine for new indications in the future; and (iii) reposition small molecule therapeutics with good clinical safety profiles for new indications.

Expansion of U.S. Arakoda Sales

Hiring of Chief Commercial Officer. In February, 2024, we hired Kristen Landon to lead our commercial efforts to reintroduce Arakoda for malaria prevention and conduct new product planning initiatives in tick-borne disease for babesiosis. We spent the first quarter analyzing the current landscape in the malaria prevention market, conducting primary market research among providers and consumers, and assessing agency partners for a virtual/digital marketing pilot program. Additionally, we kicked off a market assessment on the babesiosis space including desk top research and qualitative interviews with Key Opinion Leaders in the Infectious Disease and Lyme Community.

[31]	Sorbera et al, Drugs of the Future 2005; 30:545-552.

[32]	Low et. al., Lancet ID 2014; 14:706-715.

[33]	Watanabe et al, Antiviral Research 2016; 10:e19.

P&L Contract Review. We will conduct a review of all of our supply chain and formulary contracts to determine whether it is possible to increase our margin on Arakoda without increasing prices, or to compensate for any price adjustments which may be necessary to support repositioning efforts (see below).

Repositioning of Arakoda Relative to Malarone and Generic Equivalent Atovaquone-Proguanil. A malaria demand study was conducted to assess the attractiveness and acceptability of the Arakoda product profile and current pricing among health care providers and consumers. The product profile was well received among both stakeholders; however, price sensitivity on out-of-pocket costs was noted among both groups. Generic atovaquone-proguanil, our primary competitor is substantially cheaper than Arakoda for the average trip length (three weeks) and has superior formulary positioning (Tier 1 vs. Tier 3). However, generic-atovaquone proguanil does not provide the same level of confidence a traveler may experience from taking a product with a convenient weekly dosing regimen during travel, that works everywhere in the world against all malaria species and drug resistant strains, and which requires only a single dose for post-exposure prophylaxis upon return from a malarious area. The value those advantages confer needs to be communicated with key stakeholders.

Market Segment Definition and Targeting. We purchased market data to understand the malaria market landscape over the past decade and identified the current prescribers of Malarone and the generic equivalent atovaquone-proguanil, the main generic competitor to Arakoda for malaria prophylaxis. Beginning in the third quarter of 2024, we plan to reach out to prescribers covering the top 80% of atovaquone-proguanil prescribers in order to educate them about the value proposition of Arakoda. We will also compile a list of the top institutions/organizations that have ex-U.S. deployed workforces and internal occupational health and safety programs, and target these organizations with messaging regarding the convenience and global effectiveness of Arakoda. We do not initially plan to target U.S. government agencies as these organizations, such as the Department of Defense, are expected to be extremely price sensitive until operational considerations justify the use of superior products – for example, the DOD used inexpensive doxycycline for malaria prevention in the low malaria risk setting of Afghanistan, but chose superior weekly mefloquine, despite safety concerns, for the Ebola mission to west Africa in 2014, where malaria rates were extremely high.

Digital Revamp and Collateral: We will work with an agency of record to develop a marketing strategy for the proposed pilot and develop marketing assets that we believe best highlight the features and benefits of Arakoda, namely the convenience of the travel and post-travel regimen, and global effectiveness. We are currently assessing a co-pay or point of sale offer for travelers to offset out-of-pocket costs. We launched our Arakoda product website, which went live in April 2024.

Revised Forecast. We have developed an internal forecast for the malaria and Babesiosis indications and have contracted a third party vendor to validate our analyses.

Development of the Arakoda Regimen of Tafenoquine for Babesiosis

In animal models, Tafenoquine monotherapy has been shown to suppress acute babesiosis infections to the point where the immune system can control them following single or multiple doses similar to those effective against malaria parasites, and longer regimens alone or in combination with atovaquone leads to complete radical cure and to the conference of sterile immunity.34 In three case studies in individuals with immunosuppression and/or refractory parasites, Tafenoquine alone or in combination with various standard of care antimalarials and antibiotics successfully cleared parasites, leading to three consecutive negative PCR tests, and prevention of further relapses in two of three individuals.35 Our market research has revealed that recent sales growth for Arakoda is primarily attributable to organic growth in prescribing by Lyme community prescribers for Chronic Babesiosis. Collectively these data suggest Tafenoquine might have utility alone or in combination as treatment or post-exposure prophylaxis of babesiosis (both acute and chronic).

The Company is planning three clinical trials to aid further development and commercialization of a Babesiosis indication for Tafenoquine. Trial 1 is a randomized, placebo-controlled, evaluation of Tafenoquine (200 mg per day for a total of 800 mg) in patients hospitalized with babesiosis who are also taking standard of care treatment (10 days of atovaquone-azithromycin). The primary endpoint will be time to clinical recovery of 11 common babesiosis symptoms as reported by patients. The key secondary endpoint will be time to molecular cure as assessed by an FDA-approved Babesia nucleic acid test that is used for blood donation screening. The study will enroll a minimum of 24 and up to 33 patients before an interim analysis is conducted, which will include both a test of significance and a sample size re-estimation in case this is required. The study design was reviewed by the FDA. We have signed a clinical trial agreement with Tufts Medical Group, and are negotiating similar agreement with two other University Hospitals in the north-eastern United States the study sites). The first patient was randomized on June 25, 2024. The earliest possible date that date would be available from the interim analysis would be January 31, 2025, assuming a minimum of 24 patients are enrolled prior to September 30, 2024. Further details are available on the clinicaltrials.gov website.36

[34]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21. Vydyam et al. J Infect Dis. 2024 Jan 3:jiad315. doi:10.1093/infdis/jiad315.

[35]	Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.
[36]	See: https://classic.clinicaltrials.gov/ct2/show/NCT06207370.

Trial 2 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an Institutional Review Board (“IRB,” also known as an ethics committee), plans to offer up to one year of Arakoda at no cost to about 10 patients per year (i.e., immunocompromised patients who have previously failed standard of care treatment). Informed consent will be obtained from patients to collect a blood sample for PCR testing at the end of treatment, and patients will be asked to complete a babesiosis symptom questionnaire. The goal of the study is to generate additional prospective data to confirm the observation by Krause et al in a recent publication that an extended regimen of Tafenoquine cured 80% of immunocompromised patients with relapsing babesiosis. This study will commence utilizing proceeds from the current offering. More details about the study can be found on the clinicaltrials.gov website.37

Trial 3 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an IRB, plans to offer an approximately two-month supply of Arakoda at no cost to patients who have a clinical diagnosis, are willing to submit biological samples for testing, and answer babesiosis and standardized fatigue inventories before and after treatment. The goal of this study will be to ascertain whether Arakoda treatment improves patient-reported fatigue symptoms and quality of life in individuals who have a diagnosis of chronic fatigue, symptoms consistent in severity with those suffered by chronic fatigue patients, and who have molecular evidence of infection with Babesia. This trial will be gated by the outcome of an epidemiology study we have financed at North Carolina State University (see below) and will require additional funding

In May 2024, we signed a research and collaboration agreement with North Carolina State University in which the College of Veterinary Medicine will screen 300 archived blood samples from patients exhibiting symptoms consistent with chronic fatigue symptoms by PCR for the presence of Babesia spp. In a second phase of the study, positive samples will be sequenced to determine which Babesia spp are present. The data from this study will help define whether the incidence of Chronic Babesiosis may be more widespread than amongst PTLDS patients, and also whether it is possible to define a study population for Trial 3 (described) cost effectively.

In March 2024, we initiated, in collaboration with the North Carolina State University College of Veterinary Medicine, a pilot study of Tafenoquine for treatment of canine babesiosis in the United States under a sponsored research program. Should this potential collaboration be successful, we believe that the data from that study may provide supportive data for the clinical babesiosis development program, and could provide proof of concept for an expanded study to prove utility for veterinary indications.

We believe, if the Company does not become capital-limited, that the results of the above studies will come to fruition in the first quarter of 2026, potentially facilitating submission of a supplementary new drug application (or other appropriate regulatory filing) to FDA, with the goal of obtaining marketing approval of Arakoda for treatment of Babesiosis. If successful, this will allow the Company to actively market Arakoda for Babesiosis.

Parenteral Tafenoquine for Fungal Infections

We plan to support a series of studies in animal models to determine whether single dose parenteral administration of Tafenoquine exhibits efficacy against Candida spp including C. auris. These studies are being conducted under a sponsored research agreement with Monash University in Melbourne, Australia.

Combination Partner for Tafenoquine for Malaria

Most new antimalarial treatment products are developed as drug combinations to proactively combat drug resistance. We believe that Tafenoquine, due to its long half-life and activity against all parasite species and strains, would be an ideal partner in a drug combination. Recently, Kentucky Technology Inc. (“KTI”), completed Phase IIA studies in P. vivax malaria, in which they evaluated the safety and efficacy of SJ733, their ATP4 inhibitor in combination with Tafenoquine as the combination partner drug. It was recently announced that the SJ733 development program would be partially supported by a grant from the Global Health Innovative Technology Fund (“GHIT”). As part of its shares for services agreement with KTI, the Company recently received a detailed feasibility assessment and business plan for the project, including an assessment of potential PRV eligibility, and is considering next steps in relation to potential involvement in this project.

[37]	See: https://clinicaltrials.gov/study/NCT06478641.

Celgosivir for Antiviral Diseases

Reviewing prior studies of Celgosivir for Zika, Dengue and RSV, it is evident that the drug protects against the pathological effects of viruses through a combination of anti-inflammatory and antiviral effects. These properties suggest it might have a beneficial effect in several viral diseases. Celgosivir is synthesized from Castanospermine, which is obtained from botanical sources in low yield, making its inherent cost of goods potentially high. Castanospermine is also quite water soluble, making it amenable to intravenous formulation. We plan to conduct a proof-of-concept study in a hamster-COVID-19 model to evaluate whether parenterally administered Castanospermine can ameliorate the pathological effects of SARS CoV-2 via modulation of cytokine response to infection. Following this offering this project will be added to our statement of work for our services agreement with Florida State University Research Foundation (“FSURF”), and will commence when there are sufficient proceeds from the sale of FSURF’s 60P shares to support this research. The data generated from the study will allow us to assess whether to move forward with IND enabling studies of parenteral Castanospermine (or Celgosivir) for viral indications.

Post-Marketing Requirements

We have an FDA post-marketing requirement to conduct a malaria prophylaxis study of Arakoda in pediatric and adolescent subjects. We proposed to the FDA, in late 2021, that this might not be safe to execute given that malaria prevention is administered to asymptomatic individuals and that methemoglobinemia (damage to the hemoglobin in blood that carries oxygen) occurred in 5% of patients, and exceeded a level of 10% in 3% of individuals in a study conducted by another sponsor in pediatric subjects with symptomatic vivax malaria.38 The FDA has asked us to propose an alternate design, for which we submitted a concept protocol in the fourth quarter of 2022, and submitted a full protocol in July, 2024. We estimate the cost of conducting the study proposed by the FDA, if conducted in the manner suggested by the FDA, would be $2 million, and, due to the time periods required to secure protocol approvals from the FDA and Ethics Committees, could not be initiated any earlier than the first quarter of 2026.

Capitalization and Future Financing

We plan to raise up to $15,000,000 million using the base prospectus and the prospectus supplement in connection with future sales made pursuant to the Sales Agreement. It is possible that the funds that are able to be raised using the base prospectus and prospectus supplement may be insufficient to achieve all our objectives. Therefore, we will be seeking to raise additional funding as non-dilutively as possible, for example in the form of royalty or debt-based funding or funding from non-profit groups interested in tick-borne diseases. There is no assurance that funds will be available on acceptable terms, or that additional dilutive funding will not be required.

[38]	Velez et al 2021 - Lancet Child Adolesc Health 2022; 6: 86–95.

Intellectual Property

We are co-owners, with the U.S. Army, of patents in the United States and certain foreign jurisdictions directed toward use of Tafenoquine for malaria and have obtained an exclusive worldwide license from the U.S. Army to practice these inventions. We also have an exclusive worldwide license to use manufacturing information and non-clinical and clinical data that the U.S. Army possesses relating to use of Tafenoquine for all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. We have submitted patent applications in the United States and certain foreign jurisdictions for use of Tafenoquine for COVID-19, fungal lung infections, tick-borne diseases, and other infectious and non-infectious diseases in which induction of host cytokines/inflammation is a component of the disease process. The United States Patent and Trademark Office (“USPTO”) issued our first COVID-19 patent for Tafenoquine in 2023. We have optioned or licensed patents involving Celgosivir for the treatment and prevention of Dengue (from the National University of Singapore), COVID-19 & Zika (Florida State University), and have pending patent applications related to Celgosivir for RSV. We have optioned or own manufacturing methods related to Celgosivir. A detailed list of our intellectual property is as follows:

Patents

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Dosing Regimen For Use Of Celgosivir As An Antiviral Therapeutic For Dengue Virus Infections	2013203400	Australia	Granted		2013203400+	10-April-2033*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	2014228035	Australia	Granted		2014228035	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	MY-170991-A	Malaysia	Granted		PI2015002372	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	378015	Mexico	Granted		MX/a/2015/013115	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11201507254V	Singapore	Granted		11201507254V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	Pending	Singapore	Pending		10201908089V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	9763921	US	Issued	9/19/2017	14/772,873	14-Mar-2034^
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	10517854	US	Issued	12/31/2019	15/706,845	14-Mar-2034^
Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11219616	US	Issued	1/11/2022	16/725,387	14-Mar-2034^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2015358566	Australia	Granted		2015358566	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2968694	Canada	Granted		2968694	02-Dec-2035*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	10342791	US	Issued	7/9/2019	15/532,280	02-Dec-2035^
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	10888558	US	Issued	1/12/2021	16/504,533	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Singapore	Pending		10201904908Q	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	EP	Pending		15865264.4	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Hong Kong	Pending		18103081.4	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	11,744,828	US	Issued	9/5/2023	17/145,530	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	New Zealand	Pending		731813	02-Dec-2035*
Regimens of Tafenoquine for Prevention of Malaria in Malaria-Naive Subjects	Pending	US	Pending		18/240,049	02-Dec-2035^
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	2016368580	Australia	Granted		2016368580	09-Dec-2036*
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	Pending	Singapore	Pending		10201912141Y	09-Dec-2036*
Dosing Regimens Of Celgosivir For The Prevention Of Dengue	11000516	US	Issued	5/11/2011	16/060,945	09-Dec-2036^
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	EP	Pending		21764438.4	02-Mar-2041*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	China	Pending		202180029643.7	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	Australia	Pending		2021231743	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	Hong Kong	Pending		62023078645.6	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	11,633,391	US	Issued	4/25/2023	17/189,544	05-May-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	US	Pending		18/300,805	02-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Fungus By Administration Of Tafenoquine	Pending	US	Pending		17/683,679	01-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Sars-Cov-2 Virus By Administration Of Tafenoquine	Pending	US	Pending		17/683,718	01-Mar-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	11369592	US	Issued	6/28/2022	17/180,140#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	US	Pending		17/664,693#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	EP	Pending		2021757552#	19-Feb-2041*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	PCT	Pending		PCT/US23/26884	05-Jul-2043*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	US	Pending		18/218,202	05-Jul-2043^

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	PCT	Pending		PCT/US23/34169	30-Sep-2043*
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	US	Pending		18/375,070	30-Sep-2043^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,328,061+	US	Issued		15/584,952+	2-May-2037^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,561,642+	US	Issued		15/856,377+	2-May-2037^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25436	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25458	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25472	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	US	Pending		18/640,611	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,657	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,695	19-Apr-2044^

* =	For foreign patents and applications, the estimated and/or anticipated patent expiration is the date that is twenty years from the PCT filing date. For all issued Australian patents, this estimated date was also confirmed through the Australian patent office web database.

^ =	For issued U.S. patents, the estimated patent expiration was calculated using information from the front cover of the patent, i.e., 20 years from the date of the nonprovisional filing plus any listed Patent Term Adjustment less any time disclaimed through a Terminal Disclaimer. For pending U.S. applications, the anticipated patent expiration is the date twenty years from the earliest nonprovisional filing date and does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

& =	For U.S. provisional applications that are not yet the subject of a nonprovisional or PCT application, the anticipated patent expiration was determined using the assumption that a non-provisional application or PCT will be filed one year after filing the provisional application with a term lasting twenty years from the date of that nonprovisional or PCT filing. This does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

+ =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant and Geoffrey S. Dow, Ph.D. is not a listed inventor.

# =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant, but Geoffrey S. Dow, Ph.D. is a listed inventor.

All patents not designated with a “+” list Geoffrey S. Dow, Ph.D. as an inventor.

All patents not designated with a “+” or a “#” list 60 Degrees Pharmaceuticals, Inc. as an applicant.

All estimated patent expiration dates and anticipated patent expiration assume payment of any maintenance/annuity fees during the patent term.

Trademarks

Country	Mark	Status	Application Number	Date Filed	Registration Date	Registration Number	BIR Ref Number	Due Date	Due Date Description
Australia	KODATEF	Registered	1774631	2-Jun-16	6/2/2016	1774631	0081716-000029	2-Jun-26	Renewal Due
Canada	KODATEF	Registered	1785098	1-Jun-16	11/26/2019	TMA1,064,371	0081716-000028	26-Nov-29	Renewal Due
Canada	ARAKODA	Registered	1899317	15-May-18	8/20/2020	TMA1,081,180	0081716-000053	20-Aug-30	Renewal Due
China	KODATEF	Registered	20842242	2-Aug-16	9/28/2017	20842242	0081716-000035	27-Sep-27	Renewal Due
European Union	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	15508872	0081716-000034	3-Jun-26	Renewal Due
European Union	ARAKODA	Registered	17900852	16-May-18	9/20/2018	17900852	0081716-000054	16-May-28	Renewal Due
Israel	KODATEF	Registered	285476	6-Jun-16	6/6/2016	285476	0081716-000033	6-Jun-26	Renewal Due
New Zealand	KODATEF	Registered	1044407	7-Jun-16	12/8/2016	1044407	0081716-000031	6-May-26	Renewal Due
Russian Federation	KODATEF	Registered	2016720181	6-Jun-16	7/10/2017	623174	0081716-000032	6-Jun-26	Renewal Due
Singapore	KODATEF	Registered	40201707950V	2-May-17	11/8/2017	40201707950V	0081716-000040	2-May-27	Renewal Due
United Kingdom	ARAKODA	Registered	17900852	16-May-18	9/20/2018	UK00917900852	0081716-000054	16-May-28	Renewal Due
United Kingdom	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	UK00915508872	0081716-000072	3-Jun-26	Renewal Due
United States of America	TQ 100 & TABLET DESIGN	Registered	87608493	14-Sep-17	9/11/2018	5562900	0081716-000037	11-Sep-24	Section 8 & 15 Due
United States of America	ARAKODA	Registered	87688137	16-Nov-17	12/31/2019	5950691	0081716-000050	31-Dec-25	Section 8 & 15 Due
United States of America	KODATEF	Allowed - 02/16/2021	90072885	24-Jul-20	01/03/2024		0081716-000069	16-Aug-23	Abandoned
United States of America	KODATEF	Pending	98363219	24-Jan-18	01/18/2024		0081716-000074

Key Relationships & Licenses

On May 30, 2014, we entered into the Exclusive License Agreement (the “2014 NUS-SHS Agreement”) with National University of Singapore (“NUS”) and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Dosing Regimen for Use of Celgosivir as an Antiviral Therapeutic for Dengue Virus Infection” to develop, market and sell licensed products. The 2014 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2014 NUS-SHS Agreement. We are obligated to pay royalties at the rate of 1.5% of gross sales.

On July 15, 2015, we entered into the Exclusive License Agreement with the U.S. Army Medical Materiel Development Activity (the “U.S. Army”), which was subsequently amended (the “U.S. Army Agreement”), in which we obtained a license to develop and commercialize the licensed technology with respect to all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. This exclusion does not impact our ability to market Arakoda for the FDA-approved use, which is the prevention of malaria utilizing the indicated dose in asymptomatic individuals traveling to high-malaria or malaria-prone regions (whereas the license exclusion relates to its use to treat symptomatic vivax malaria in a patient already presenting with that disease). The term of the U.S. Army Agreement will continue until the expiration of the last to expire of the patent application or valid claim of the licensed technology, or 20 years from the start date of the U.S. Army Agreement, unless terminated earlier by the parties. We will be required to make a minimum annual royalty payment of 3% of net sales (as defined in the U.S. Army Agreement) for net sales < $35 million, and 5% of net sales greater than $35 million, with US government sales excluded from the definition of net sales. In addition, we must pay fees upon the achievement of certain milestones, including a sales-based milestone fee of $75,000 once cumulative net sales from all sources exceeds $6 million (which milestone was achieved during the year ended December 31, 2023), $100,000 if we are acquired or merge, and regulatory approval milestone payments once marketing authorizations are achieved in Canada ($5,000) and Europe ($5,000). Also, we will be required to obtain the U.S. Army Medical Materiel Development Activity’s consent prior to a change of control of the Company, which consent was obtained on September 2, 2022.

On September 15, 2016, we entered into the Exclusive License Agreement (the “2016 NUS-SHS Agreement”) with National University of Singapore and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Novel Dosing Regimens of Celgosivir for The Prevention of Dengue” to develop, market and sell licensed products. The 2016 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2016 NUS-SHS Agreement. We are obligated to pay at the rate of 1.5% of gross sales or minimum annual royalty ($5,000 in 2022 and $15,000 in 2023). In July 2022, we renegotiated the timing of a license fee of $85,000 Singapore Dollars, payable to NUS, such that payment would be due at the earlier of (i) enrollment of a patient in a Phase II clinical trial involving Celgosivir, (ii) two years from the agreement date and (iii) an initial public offering.

On February 15, 2021, we entered into the Inter-Institutional Agreement with FSURF (the “FSURF Agreement”) in which FUSRF granted us the right to manage the licensing of intellectual property created at FSURF. The term of the FSURF Agreement expires five years from February 15, 2021. After deduction of a 5% administrative fee by FSURF, capped at $15,000 annually, and reimbursement of patent prosecution expenses, we will receive 20% of license income and FSURF will receive 80% of license income. Payments of license income shall be paid in U.S. dollars quarterly each year. On February 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license methods for purifying Castanospermine and its use for the treatment of COVID-19. On August 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license a patent relating to the use of alpha glucosidase inhibitors (including Castanospermine and Celgosivir) for treatment of Zika infections.

Ending upon July 12, 2033 or the conversion or redemption in full of all of the shares of Series A Preferred Stock owned by Knight, we will pay Knight a royalty equal to 3.5% of our net sales, where “net sales” has the same meaning as in the U.S. Army Agreement. Upon succeeding with the qualified IPO, at the end of the quarter and each thereafter the royalty will be calculated, and payment will be made within fifteen days.

On February 13, 2024, our majority-owned Australian subsidiary, 60P Australia Pty Ltd, and Monash University entered into the Research Services Agreement (the “Agreement”) in which Monash University agreed to provide research services, including among other things, testing the efficacy of Tafenoquine against candidemia, confirming suitable fungal infection dosage and determining the pharmacokinetics of Tafenoquine following intraperitoneal drug administration (collectively, the “Services”). The commencement date of the Agreement was effective as of February 5, 2024, and the commencement of experiments was May 2024 and the anticipated completion date is on November 30, 2024. The Company agreed to pay Monash University $90,167 AUD on April 1, 2024 and $90,167 AUD upon the completion of the Services.

On March 20, 2024, we signed a sponsored research agreement with North Carolina State University to conduct a pilot study to evaluate the efficacy of Tafenoquine in canine babesiosis. The research is expected to be completed by March 30, 2026. The Company will retain ownership of all data and inventions related to the study, subject to retained right of North Carolina State University to utilize study data or research use and publications. For a six-month period following notification by the University, the Company retains first right of refusal to negotiate a license to utilize any inventions or data generated by the University relevant to Tafenoquine but not occurring as a direct result of performing the planned studies. The Company agreed to pay North Carolina State University $12,000 upon contract execution, $8,000 around October 1st, 2024, then $3,869 around April 1st, 2025 when work is expected to be completed.

On May 10, 2024, we entered into a sponsored research agreement with North Carolina State University to conduct a study to evaluate the incidence of Babesia infection amongst archived blood samples from patients with chronic fatigue and neurocognitive problems. The research will be completed by May 31, 2025. The Company retains the right to use all study data, joint and University-owned inventions for non-commercial purposes and first right of refusal to negotiate a royalty bearing license for commercial purposes for any university own intellectual property or ownership interest in jointly-owned intellectual property. The Company agreed to pay North Carolina State University $37,620 upon contract execution, $22,572 after six months, then $15,048 upon completion of the contract at twelve months.

On May 29, 2024, we signed a clinical trial agreement with Tufts Medicine, Inc, which specifies the terms on which Tufts will act as a clinical trial site for our Tafenoquine-Babesiosis study. The Company retains the first right to negotiate an exclusive license to any intellectual property owned by Tufts Medicine, Inc, arising from the study.

Corporate Structure

60 Degrees Pharmaceuticals, Inc. is a Delaware corporation that was incorporated on June 1, 2022.

On June 1, 2022, 60 Degrees Pharmaceuticals, LLC, a District of Columbia limited liability company (“60P LLC”), entered into the Agreement and Plan of Merger with 60 Degrees Pharmaceuticals, Inc., pursuant to which 60P LLC merged into 60 Degrees Pharmaceuticals, Inc. The value of each outstanding member’s membership interest in 60P LLC was correspondingly converted into common stock of 60 Degrees Pharmaceuticals, Inc., par value $0.0001 per share, with a cost-basis equal to $5.00 per share.

Our majority-owned subsidiary, 60P Australia Pty Ltd, an Australian proprietary company limited by shares (“60P Australia”), was formed and registered in Queensland on December 3, 2013, and conducts operations in Australia.

60P Australia previously solely owned a Singaporean subsidiary company, 60P Singapore Pte. Ltd., which dissolved at our election in the second quarter of 2022.

Going Concern

Our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Suppliers

We have quality and contract manufacturing agreements relating to Arakoda in place with Piramal Enterprises Limited (API, tablets) and PCI Pharma Services (secondary packaging) (“PCI”) and supply/quality/pharmacovigilance agreements in place with Biocelect Pty Ltd, Scandinavian Biopharma, and Knight Therapeutics Inc. (to allow supply of Arakoda/Kodatef to Australia, Europe and Canada/Israel/Latin America and Russia, respectively). As of the date of this prospectus, we have not supplied any of our products to Russia nor do we anticipate supplying any of our products to Russia in the near future.

Information Regarding our Capitalization

As of July 12, 2024, we had 12,206,116 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Corporate Information

Our principal executive offices are located at 1025 Connecticut Avenue NW Suite 1000, Washington, D.C. 20036. Our corporate website address is 60degreespharma.com. Our telephone number is (202) 327-5422. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $15,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our certificate of incorporation, as corrected (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.

As of July 12, 2024, our authorized capital stock presently consists of 150,000,000 shares of common stock, par value $0.00001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.00001 per share, of which 80,965 shares of preferred stock have been designated as “Series A Non-Voting Convertible Preferred Stock” (“Series A Preferred Stock”).

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Delaware law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. We have currently authorized 80,965 shares of Series A Preferred Stock with the following terms and rights: (i) 6% dividend, (ii) non-voting; (iii) not redeemable; and (iv) convertible into shares of common stock, solely at the Company’s discretion, determined by (A) multiplying the number of shares of Series A Preferred Stock to be converted by $100, (B) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, if any, and then (C) dividing the result by a price equal to the lower of (1) $100, (2) the price paid for the shares of common stock in the IPO and (3) the 10-day volume weighted average share price immediately preceding our election to convert the shares of Series A Preferred Stock; provided that the conversion of the shares of Series A Preferred Stock does not result in the holder’s ownership of common stock exceeding 19.9%. As of July 12, 2024, there are 78,803 shares of Series A Preferred Stock issued and outstanding.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Potential Effects of Authorized but Unissued Stock

Our shares of common and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Equity Stock Transfer, LLC (“Equity Stock Transfer”), located at 237 West 37th Street, Suite 602, New York, NY 10018. The phone number and facsimile number for Equity Stock Transfer are (212) 575-5757 and (347) 584-3644, respectively. Additional information about Equity Stock Transfer can be found on its website at www.equitystock.com.

Listing

Our common stock and Tradeable Warrants have been approved for listing on The Nasdaq Capital Market under the symbols “SXTP” and “SXTPW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of 60 Degrees Pharmaceuticals.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time in an “at the market offering” or other similar offering. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

RBSM LLP, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of RBSM LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://60degreespharma.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	The Registrant’s Preliminary Schedule 14A, filed with the SEC on May 3, 2024, and the Registrant’s Definitive Schedule 14A, filed with the SEC on May 30, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 2, 2024, February 20, 2024, and February 28, 2024 to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on June 27, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (202) 327-5422 or by writing to us at the following address:

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW Suite 1000
Washington, D.C. 20036

Attn: Geoffrey Dow, Chief Executive Officer and President

$15,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

 60 Degrees Pharmaceuticals, Inc.

PROSPECTUS

July 12, 2024

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2024

PROSPECTUS SUPPLEMENT

Up to $1,253,603

Common Stock

60 Degrees Pharmaceuticals, Inc.

We have entered into an At the Market Offering Agreement dated as of July 12, 2024, or the Sales Agreement, with WallachBeth Capital LLC, or the “Sales Agent,” relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,253,603 from time to time through the Sales Agent, acting as sales agent or principal.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SXTP.” On July 11, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.2460 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock in the United States or to or through a market maker. The Sales Agent is not required to sell any specific amount of shares of common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 4.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The aggregate market value of our outstanding common stock held by non-affiliates is $3,761,186, based on 12,206,116 shares of outstanding common stock, of which 10,715,629 shares are held by non-affiliates, and a share price of $0.351 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on June 7, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-22 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WallachBeth Capital LLC

The date of this prospectus supplement is July 12, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC or Commission, on July 12, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “60 Degrees Pharmaceuticals, Inc.,” “60 Degrees Pharmaceuticals,” “60P,” the “Company,” “we,” “us,” “our” or other similar terms refer to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation, and our subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;
●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

S-iii

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a specialty pharmaceutical company with a goal of using cutting-edge biological science and applied research to further develop and commercialize new therapies for the prevention and treatment of infectious diseases. We have successfully achieved regulatory approval of Arakoda, a malaria preventative treatment that has been on the market since late 2019. Currently, 60P’s pipeline under development covers development programs for vector-borne, fungal, and viral diseases utilizing three of the Company’s future products: (i) new products that contain the Arakoda regimen of Tafenoquine; (ii) new products that contain Tafenoquine; and (iii) Celgosivir.

Mission

Our mission is to address the unmet medical need associated with infectious diseases through the development and commercialization of new small molecule therapeutics, focusing on synthetic drugs (made by chemists in labs, excluding biologics) with good safety profiles based on prior clinical studies, in order to reduce cost, risk, and capitalize on existing research. We are seeking to expand Arakoda’s use beyond malaria prevention and to demonstrate clinical benefit for other disease indications. We are further testing the viability of another product (Celgosivir) to determine whether to advance it into further clinical development, and may seek to develop and license other molecules in the future. Celgosivir is being considered for development as an antiviral product for a number of diseases.

Market Opportunity

Malaria Prevention

In 2018, the FDA approved Arakoda for malaria prevention in individuals 18 years and older. Arakoda entered the U.S. supply chain in the third quarter of 2019, just prior to the COVID-19 pandemic. As the approved indication is for travel medicine, and international travel was substantially impacted by the pandemic, we did not undertake any active marketing efforts for Arakoda. travel was substantially impacted by the pandemic, we did not undertake any active marketing efforts for Arakoda. Following our recent financing the Company hired a Chief Commercial Officer and commissioned IQVIA market data and a qualitative marketing demand study. That research, recently completed, suggests that prescribing of antimalarial medications has returned to pre-pandemic levels, and that the total U.S. market represents around 1.1 million prescriptions (one prescription per three weeks of travel). Based on consumer and HCP demand research, the Company estimates that the accessible market for Arakoda represents about one third of this volume (about 330,000 prescriptions). Barriers to entry include low brand awareness in the prescriber community and the low cost of some of the generic alternatives. In the second half of 2024 we will conduct a pilot commercialization study to confirm these barriers can be overcome (see “Strategy”).

Treatment and Prevention of Tick-Borne Disease (Babesiosis)

We are repositioning the Arakoda regimen of Tafenoquine to potentially address several new therapeutic indications that have substantial U.S. caseloads, as further described below:

●

Treatment of Chronic Tick-Borne Disease (Babesiosis). Babesia parasites are co-transmitted by the same ticks that transmit Borrelia, the Lyme disease bacterium. Although Lyme in the acute phase is generally viewed by the medical community as being treatable with antibiotics, individuals who are not treated, or fail treatment, may go onto to develop long term, and potentially debilitating, chronic symptoms such as fatigue, body aches and cognitive problems.[1] This condition is defined by the CDC as Post-Treatment Lyme Disease Syndrome (“PTLDS”) or simply as Lyme in the patient community.[2] Although there are no published estimates, key opinion leaders represent that as many as 50% of Lyme/PTLDS patients are believed to be co-infected with Babesia parasites, a diagnosis referred to in the Lyme community as “Chronic Babesiosis.” Prescribers in the Lyme disease community utilize a number of therapeutic modalities to manage the symptoms of Chronic Babesiosis, including FDA-approved pharmaceuticals such as atovaquone and azithromycin (these are assumed to suppress the growth of Babesia parasites).[3]

Following the publication of several case reports demonstrating activity in immunosuppressed patients with acute babesiosis, and animal data showing eradication of Babesia parasites, Tafenoquine (primarily as Arakoda) appears to have begun to be increasingly prescribed by Lyme physicians to manage Chronic Babesiosis.[4] The Company believes the recent increases in sales of Arakoda have been driven by organic growth of these activities. There are no formal epidemiological publications articulating the incidence or prevalence of Chronic Babesiosis, so these metrics must be inferred based on data for PTLDS and the rate of coinfection with Babesia parasites. Thus, the cumulative case load of Chronic Babesiosis may be as high as1.01 million patients in the United States.[5] We believe, based on our market research that at least 37% of this market, or 375,000 cases, may be addressable with Tafenoquine during the remainder of its market exclusivity window for malaria. We are undertaking additional research to determine how much additional market capture might be feasible

Acute infection with many different organisms (e.g. Borrelia, SARS-Cov-2, Epstein Barr virus) trigger “Long Syndromes” in a minority of cases, characterized by cognitive dysfunction, fatigue and post-exertional malaise.[6] For many years, such conditions have been confusing to the mainstream medical community because there may not be formal diagnostic criteria or an established theory of disease. This is changing with the advent of Long COVID, and a recent prominent paper outlined the pathophysiological mechanisms for the first time.[7] Although there is not yet supporting evidence in the medical literature, some key opinion leaders in the Lyme community have postulated, using the veterinary literature as an analog, that life-long infection by sequestering forms of Babesia (e.g., B. odocoilei) may be significant driver of chronic fatigue symptoms.[8] If this is true, the addressable market for antibabesial drugs may be substantially larger than stated above, since the prevalence of chronic fatigue syndrome in the U.S. is at least 3.3 million cases (excluding Long COVID and PTLDS).[9]

Separately from the clinical indication, based on estimates from industry experts, there may be somewhere between several hundred and several thousand cases of canine babesiosis each year in the United States, and thousands more globally. Currently, standard of care treatment for babesiosis in dogs is a ten-day course of atovaquone and azithromycin, which costs about $1,350 out of pocket. A treatment course of Tafenoquine mirroring the human prophylactic dose in dogs might cost < $300, offering a compelling alternative to standard of care. The additional resources required to generate enabling data for veterinary uses are much less expensive than human clinical trials and we are already funding a pilot study at North Carolina State University related to this indication.

[1]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[2]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[3]	Conclusions from Company-commissioned market research.
[4]	Conclusions from Company-commissioned market research.
[5]	Maximum prevalence determined by multiplying the rate of Babesia coinfection in PTLDS patients (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117) by the highest estimate of the cumulative prevalence of PTLDS (1,994,189, from Delong et al. BMC Public Health 2019;19(1):352). Maximum new cases determined by multiplying the number of new Lyme cases per year (476,000, from Krugeler et al (Emerg Infect Dis 2021;27:616-61) by the number of new cases that subsequently become chronic cases (up to 10%, from Delong et al. BMC Public Health 2019;19(1):352) by the proportion of such patients coinfected with Babesia (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117).
[6]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[7]	Walitt et al Nature Communications 2024;15:907.
[8]	Lindner HH. 2022. Chronic babesiosis caused by B. odocoilei: Diagnosis, pathophysiology & treatment. Presentation at the 2022 ILADS scientific meeting, Orlando Florida.
[9]	See https://www.cdc.gov/nchs/data/databriefs/db488.pdf.

●	Treatment of Acute Babesiosis. There are up to 38,000 cases of potentially treatable acute symptomatic babesiosis (red blood cell infections caused by deer tick bites) in the United States each year.[10] Approximately 650 of these cases are hospitalizations, a smaller fraction of which represents immunosuppressed individuals.[11] Symptomatic babesiosis is usually treated with a minimum ten day course of atovaquone and azithromycin which is extended to six weeks in the immunosuppressed, who may also experience relapses requiring multiple hospitalizations.[12] This is much longer than equivalent serious parasitic diseases such as malaria where the goal is a three-day regimen. In a recently published case series Tafenoquine in combination with standard of care cured 80% of immunosuppressed patients with relapsing babesiosis and the investigators stated in a press release that “Tafenoquine is going to make a huge difference, I think, in people who are severely immunocompromised.”[13]

●

Prevention of Tick-Borne Diseases. Post-exposure prophylaxis or early treatment with, respectively, a single dose or several week regimen of doxycycline following a tick-bite is a recognized indication to prevent the complications of Lyme disease. There may be more than 400,000 such tick bites in the United States requiring medical treatment each year. This estimate is based on the observation that approximately 50,000 tick bites are treated in U.S. hospital emergency rooms each year but this calculation represents only about 12% of actual treated tick bites based on observations from comparable ex-U.S health systems.[14] Unlike Lyme disease, there is no characteristic rash associated with early infection and no reliable diagnostic tests. Thus, an individual bitten by a tick cannot know whether they have also been infected with babesiosis. It is likely that a drug proven to be effective for this indication for babesiosis would also be used in conjunction with Lyme prophylaxis.

Treatment and Prevention of Fungal Infections

We are evaluating Tafenoquine for potential utility in the following fungal diseases:

●	Treatment of Candida infections. According to the CDC, there are 50,000 cases of candidiasis (a type of fungal infection) each year in the United States and up to 1,900 clinical cases of C. auris, for which there are few available treatments, have been reported to date.[15] Since it has broad-spectrum activity against drug-resistant Candida spp in culture, Tafenoquine, has the potential to be a market leading therapy for treatment/prevention of C. auris, and to be added to the standard of care regimens for other Candida infections.[16]

●

Prevention of fungal pneumonias. There are up to ~ 91-92,000 new patient cases each year in the United States including acute lymphoblastic leukemia (up to 6,540 cases) and large B-cell lymphoma (up to 18,000 cases) patients receiving CAR-T therapy, solid organ transplant patients (up to 42,887 cases), allogeneic (~ 9,000 cases) and autologous (~ 15,000 cases) hematopoietic stem cell transplant patients for whom the use of antifungal prophylaxis is recommended.[17] Despite the availability and use of antifungal prophylaxis, the risk of some patient groups contracting fungal pneumonia exceeds the risk of contracting malaria during travel to West Africa.[18] Since it has broad spectrum antifungal effects in cell culture, and activity against Pneumocystis in animal models, Tafenoquine has the potential to be added to existing standard of care regimens for the prevention of fungal pneumonias.[19].

[10]	This estimate is based on the observations of Krugeler et al (Emerg Infect Dis 2021;27:616-61) who reported that 476,000 cases of Lyme disease occur in U.S. states where babesiosis is endemic and Krause et. al. (JAMA 1996;275:1657-16602) who reported that 10% of Lyme disease patients are co-infected with babesiosis and that according to Krause et al (AJTMH 2003;6:431-436) fact that about 80% of cases are symptomatic (thus 476,000*10%*80% = 38,000 cases of babesiosis per year).

[11]	Bloch et al Open Forum Infect Dis 2022;9(11):ofac597.

[12]	According to IDSA guidelines.

[13]	See Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238 and https://ysph.yale.edu/news-article/antimalarial-drug-is-effective-against-tick-borne-infection-babesiosis/.

[14]	Marx et. al., MMWR 2021;70:612-616.

[15]	https://www.cdc.gov/fungal/diseases/candidiasis/invasive/statistics.html.; https://www.cdc.gov/fungal/candida-auris/tracking-c-auris.html.
[16]	Dow and Smith New Microb New Infect 2022;45:100964.
[17]	See statistics for solid organ transplants at the Organ Transplant and Procurement Network at: National data - OPTN (hrsa.gov); See statistics for hematopoietic stem cell transplant in Dsouza et al Biology of Blood and Bone Marrow Transplantation 202;26: e177-e182; See statistics for acute lymphoblastic leukemia at: Key Statistics for Acute Lymphocytic Leukemia (ALL) (cancer.org); See statistics for large cell large B-cell lymphoma at; Diffuse Large B-Cell Lymphoma - Lymphoma Research Foundation; Treatment guidelines recommending antifungal prophylaxis for these diseases can be reviewed in (i) Fishman et al Clinical Transplantation. 2019;33:e13587, (ii) Hematopoietic Cell Transplantation (cancernetwork.com), (iii) Cooper et al Journal of the National Comprehensive Cancer Network 2016;14:882-913 and (iv) Los Arcos et al Infection (2021) 49:215–231.

[18]	Aguilar-Guisado et al Clin Transplant 2011;25:E629–38; Mace et al MMWR 202;70:1–35.
[19]	Queener et al JID 1997;165:764-768; Dow and Smith New Microb New Infect 2022;45:100964

Viral Diseases

Celgosivir, a potential clinical candidate of 60P’s, has activity in a number of animal models of important viral diseases such as Dengue and RSV. According to the European CDC, Dengue is associated with at least 4.1 million cases globally.20 According to the U.S. CDC, RSV is responsible for up to 240,000 hospitalizations in children less than five years of age and adults greater than 65 years of age in the United States each year according to the CDC.21 As outlined in the “Strategy” section below, we expect to evaluate Celgosivir in additional non-clinical disease models before making a decision regarding clinical development.

More information about our products is provided in the next section, and the status of various development efforts for the above-mentioned diseases is outlined in Figure A, below.

Figure A

Products

Arakoda (Tafenoquine) for malaria prevention

We entered into a cooperative research and development agreement with the United States Army in 2014 to complete development of Arakoda for prevention of malaria.22 With the U.S. Army, and other private sector entities as partners, we coordinated the execution of two clinical trials, development of a full manufacturing package, gap-filling non-clinical studies, compilation of a full regulatory dossier, successful defense of our program at an FDA advisory committee meeting and submitted a new drug application (“NDA”) to the FDA in 2018. The history of that collaboration has been publicly communicated by the U.S. Army.23

[20]	https://www.ecdc.europa.eu/en/dengue-monthly#:~:text=This%20is%20an%20increase%20of%2032%20653%20cases% 20and%2032,853%20deaths%20have%20been%20reported.
[21]	https://www.cdc.gov/rsv/php/surveillance/index.html#cdc_survey_profile_surveys_used-rsv-burden-estimates.
[22]	In 2014, we signed a cooperative research and development agreement with the United States Army Medical and Materiel Development Activity (Agreement W81XWH-14-0313). Under this agreement, we agreed to submit an NDA for Tafenoquine to the FDA (as Arakoda), while the US Army agreed to finance the bulk of the necessary development activities in support of that goal.
[23]	Zottig et al Military Medicine 2020; 185 (S1): 687.

The FDA and Australia’s medicinal regulatory agency, Therapeutic Goods Administration, subsequently approved Arakoda (brand name in the U.S.) and Kodatef (brand name in Australia), respectively, for prevention of malaria in travelers in 2018. Prescribing information and guidance for patients can be found at www.arakoda.com. The features and benefits of Tafenoquine for malaria prophylaxis, some of which have been noted by third-party experts, include: convenient once weekly dosing following a three day load; the absence of reports of drug resistance during malaria prophylaxis; activity against liver and blood stages of malaria as well as both the major malaria species (Plasmodium vivax and Plasmodium falciparum); absence of any black-box safety warnings; good tolerability including in women and individuals with prior psychiatric medical history, and a comparable adverse event rate to placebo with up to 12 months continuous dosing.24 Tafenoquine entered the commercial supply chains in the U.S. and Australia in the third quarter of 2019.

The only limitation of Arakoda is the requirement for a G6PD test prior to administration.25 The G6PD test must be administered to a prospective patient prior to administration of Arakoda in order to prevent the potential occurrence of hemolytic anemia in individuals with G6PD deficiency.26 G6PD is one of the most common enzyme deficiencies and is implicated in hemolysis following administration/ingestion of a variety of oxidant drugs/food. G6PD must also be ruled out as a possible cause when diagnosing neonatal jaundice. As a consequence, G6PD testing is widely available in the United States through commercial pathology service providers (e.g., Labcorp, Quest Diagnostics, etc.). Although these tests have a turn-around time of up to 72 hours, the test needs only to be administered once. Thus, existing U.S. testing infrastructure is sufficient to support the FDA-approved use of the product (malaria prevention) by members of the armed forces (who automatically have a G6PD test when they enlist), civilian travelers with a long planning horizon or repeat travelers.

Tafenoquine for Other (Infectious) Diseases

During the pandemic, we also worked with NIH to evaluate the utility of Tafenoquine as an antifungal. We, and the NIH, found that Tafenoquine exhibits a Broad Spectrum of Activity in cell culture against Candida and other yeast strains via a different Mode of Action than traditional antifungals and also exhibits antifungal activity against some fungal strains at clinically relevant doses in animal models.27 Our work followed Legacy Studies that show Tafenoquine is effective for treatment and prevention of Pneumocystis pneumonia in animal models.28 We believe that if added to the standard of care for anti-fungal and yeast infection treatments for general use, Tafenoquine has the potential to improve patient outcomes in terms of recovery from yeast infections, and prevention of fungal pneumonias in immunosuppressed patients. There are limited treatment options available for these indications, and Tafenoquine’s novel mechanism of action might also mitigate problems of resistance. Clinical trial(s) to prove safety and efficacy, and approval by the FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

Tafenoquine monotherapy, or use in combination with other antibabesial medications, clears and eradicates Babesia infections, respectively, in both immunocompetent and immunocompromised animal models of babesiosis (tick borne red blood cell infections).29 In up to 80% of cases Tafenoquine administered in combination with antibabesial drugs after prior failure of conventional antibiotics in immunosuppressed babesiosis patients resulted in cures.30 Tafenoquine is also increasingly being utilized by Lyme disease prescribers to manage symptoms of Chronic Babesiosis, on the assumption that it eradicates residual populations of Babesia. Consequently, we believe that (i) if combined with standard of care products, Tafenoquine has the potential to accelerate parasite clearance and reduce the duration of illness and treatment with antibiotic therapy in immunosuppressed patients those hospitalized with severe illness and (ii) that once appropriate clinical studies have been conducted, it is likely that Tafenoquine would be quickly embraced for post-exposure prophylaxis of babesiosis in patients with tick bites and (iii) could become the leading treatment for Chronic Babesiosis. Clinical trial(s) to prove safety and efficacy, and approval by FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

[24]	Tan and Hwang Journal of Travel Medicine, 2018, 1–2; Baird Journal of Travel Medicine 2018:, 1–13; Schlagenhauf et al Travel Medicine and Infectious Disease 2022; 46:102268; See Arakoda prescribing information at www.arakoda.com; McCarthy et al CID 2019:69:480-486; Dow et al. Malar J (2015) 14:473; Dow et al. Malaria Journal 2014, 13:49; Novitt-Moreno et al Travel Med Infect Dis 2022 Jan-Feb;45:102211.
[25]	See prescribing information at www.arakoda.com.
[26]	See prescribing information at www.arakoda.com.
[27]	Dow and Smith, New Microbe and New Infect 2022; 45: 100964.
[28]	Queener et al Journal of Infectious Diseases 1992;165:764-8).
[29]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21, Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.
[30]	Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238.

Celgosivir

Celgosivir is a host targeted glucosidase inhibitor that was developed separately by other sponsors for HIV then for hepatitis C.31 The sponsors abandoned Celgosivir after completion of Phase II clinical trials involving 700+ patients, because other antivirals in development at the time had superior activity. The National University of Singapore initiated development of Celgosivir independently for Dengue fever. A clinical study, conducted in Singapore, the results of which were accepted for publication in the peer-reviewed journal Lancet Infectious Diseases, confirmed its safety but the observed reduction in viral load was lower than what the study was powered to detect.32 Celgosivir (as with other Dengue antivirals) exhibits greater capacity to cure Dengue infections in animal models when administered prior to symptom onset when compared to administration post-symptom onset. In animal models, this problem can be addressed by administering the same dose of drug split into four doses per day rather than two doses per day (as was the case in the Singaporean clinical trial).33 This observation led to the filing and approval of a patent related to Dengue, which we licensed from the National University of Singapore.

Additional clinical studies would be required to prove that such a 4x daily dosing regimen would be safe and effective in Dengue patients to regulators’ satisfaction. To that end, earlier in our history, we, in partnership with the National University of Singapore, and Singapore General Hospital, successfully secured a grant from the government of Singapore for a follow-on clinical trial. Unfortunately, we were unable at that time to raise matching private sector funding. We concluded as a result that development of Repositioned Molecules for Dengue, solely and without simultaneous development for other therapeutic use, despite substantial morbidity and mortality in tropical countries, was an effort best suited for philanthropic entities. Accordingly, during the pandemic, we undertook an effort (in partnership with NIH’s Division of Microbiology and Infectious Diseases program and Florida State University) to determine whether Celgosivir might be more broadly useful for respiratory diseases that have impact in both tropical and temperate countries. Preliminary data suggest Celgosivir inhibits the replication of the virus that causes COVID-19 (SARS-CoV-2) in cell culture, and the RSV virus in cell culture and provides benefits in animals. We have filed and/or licensed patents in relation to Celgosivir for these other viruses as we believe there is potential applications to fight respiratory diseases that might have more commercial viability than historical development of Celgosivir to combat Dengue fever.

Competitive Strengths

Our main competitive strength has been our ability to achieve important clinical milestones inexpensively in therapeutic areas that other entities have found extremely challenging. With a small virtual management team, we have successfully built productive research partnerships with public and academic entities, and licensed products with well characterized safety profiles in prior clinical studies, thereby reducing the cost and risk of clinical development. This business and product model enabled Arakoda to be approved in 2018, with a total operating expense of < $10 million. We plan to focus in the future on generating proof of concept clinical data sets for the approved Arakoda regimen of Tafenoquine in other therapeutic areas, all of which is expected to foster and continue our existing tradition of inexpensive product development.

Strategy

Following our initial public offering in July 2023, our initial strategic priority was to conduct a Phase IIB that would have evaluated the potential of the Arakoda regimen of Tafenoquine to accelerate disease recovery in COVID-19 patients with low risk of disease progression. In October 2023, we made a decision to suspend this study. This was a consequence of advice previously received from the FDA, which we interpreted to mean that the Agency would not have granted clearance for the study to proceed unless we redesigned it to (i) enroll a patient population in which receipt of Paxlovid or Lagevrio would be medically contraindicated or (ii) compare Tafenoquine to placebo in patients taking a “standard of care” regimen (defined by the FDA as Lagevrio or Paxlovid). The FDA’s position was somewhat surprising given that neither Paxlovid nor Lagevrio is indicated for treatment of COVID-19 in low-risk patients. We determined that conducting our study in an alternate population in the United States would be unfeasible, and that conducting an add-on-to standard of care study might not be Phase III enabling. Accordingly, the Company made a decision to pivot back to continue commercialization of Arakoda for malaria, and further evaluation of the Arakoda regimen of Tafenoquine for babesiosis and other diseases. We believe such an approach is both less risky and less expensive.

Moving forward, our general strategy to achieve profitability and grow shareholder value has three facets: (i) increase sales of Arakoda; (ii) conduct clinical trials to expand the number of patients who can use Tafenoquine for new indications in the future; and (iii) reposition small molecule therapeutics with good clinical safety profiles for new indications.

[31]	Sorbera et al, Drugs of the Future 2005; 30:545-552.
[32]	Low et. al., Lancet ID 2014; 14:706-715.
[33]	Watanabe et al, Antiviral Research 2016; 10:e19.

Expansion of U.S. Arakoda Sales

Hiring of Chief Commercial Officer. In February, 2024, we hired Kristen Landon to lead our commercial efforts to reintroduce Arakoda for malaria prevention and conduct new product planning initiatives in tick-borne disease for babesiosis. We spent the first quarter analyzing the current landscape in the malaria prevention market, conducting primary market research among providers and consumers, and assessing agency partners for a virtual/digital marketing pilot program. Additionally, we kicked off a market assessment on the babesiosis space including desk top research and qualitative interviews with Key Opinion Leaders in the Infectious Disease and Lyme Community.

P&L Contract Review. We will conduct a review of all of our supply chain and formulary contracts to determine whether it is possible to increase our margin on Arakoda without increasing prices, or to compensate for any price adjustments which may be necessary to support repositioning efforts (see below).

Repositioning of Arakoda Relative to Malarone and Generic Equivalent Atovaquone-Proguanil. A malaria demand study was conducted to assess the attractiveness and acceptability of the Arakoda product profile and current pricing among health care providers and consumers. The product profile was well received among both stakeholders, however, price sensitivity on out-of-pocket costs was noted among both groups. Generic atovaquone-proguanil, our primary competitor is substantially cheaper than Arakoda for the average trip length (three weeks) and has superior formulary positioning (Tier 1 vs. Tier 3). However, generic-atovaquone proguanil does not provide the same level of confidence a traveler may experience from taking a product with a convenient weekly dosing regimen during travel, that works everywhere in the world against all malaria species and drug resistant strains, and which requires only a single dose for post-exposure prophylaxis upon return from a malarious area. The value those advantages confer needs to be communicated with key stakeholders.

Market Segment Definition and Targeting. We purchased market data to understand the malaria market landscape over the past decade and identified the current prescribers of Malarone and the generic equivalent atovaquone-proguanil, the main generic competitor to Arakoda for malaria prophylaxis. Beginning in the third quarter of 2024, we plan to reach out to prescribers covering the top 80% of atovaquone-proguanil prescribers in order to educate them about the value proposition of Arakoda. We will also compile a list of the top institutions/organizations that have ex-U.S. deployed workforces and internal occupational health and safety programs, and target these organizations with messaging regarding the convenience and global effectiveness of Arakoda. We do not initially plan to target U.S. government agencies as these organizations, such as the Department of Defense, are expected to be extremely price sensitive until operational considerations justify the use of superior products – for example, the DOD used inexpensive doxycycline for malaria prevention in the low malaria risk setting of Afghanistan, but chose superior weekly mefloquine, despite safety concerns, for the Ebola mission to west Africa in 2014, where malaria rates were extremely high.

Digital Revamp and Collateral: We will work with an agency of record to develop a marketing strategy for the proposed pilot and develop marketing assets that we believe best highlight the features and benefits of Arakoda, namely the convenience of the travel and post-travel regimen and global effectiveness. We are currently assessing a co-pay or point of sale offer for travelers to offset out-of-pocket costs. We launched our Arakoda product website which went live in April 2024.

Revised Forecast. We have developed an internal forecast for the malaria and Babesiosis indications and have contracted a third party vendor to validate our analyses.

Development of Arakoda Regimen of Tafenoquine for Babesiosis

In animal models, Tafenoquine monotherapy has been shown to suppress acute babesiosis infections to the point where the immune system can control them following single or multiple doses similar to those effective against malaria parasites, and longer regimens alone or in combination with atovaquone leads to complete radical cure and to the conference of sterile immunity.34 In three case studies in individuals with immunosuppression and/or refractory parasites, Tafenoquine alone or combination with various standard of care antimalarials and antibiotics successfully cleared parasites leading to three consecutive negative PCR tests, and prevention of further relapses in two of three individuals.35 Our market research has revealed that recent sales growth in Arakoda is primarily attributable to organic growth in prescribing by Lyme community prescribes for Chronic Babesiosis. Collectively these data suggest Tafenoquine might have utility alone or in combination as treatment or post-exposure prophylaxis of babesiosis (both acute and chronic).

[34]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21. Vydyam et al. J Infect Dis. 2024 Jan 3:jiad315. doi:10.1093/infdis/jiad315.

[35]	Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.

The Company is planning three clinical trials to aid further development and commercialization of a Babesiosis indication for Tafenoquine. Trial 1 is a randomized, placebo-controlled, evaluation of Tafenoquine (200 mg per day for a total of 800 mg) in patients hospitalized with babesiosis who are also taking standard of care treatment (10 days of atovaquone-azithromycin). The primary endpoint will be time to clinical recovery of 11 common babesiosis symptoms as reported by patients. The key secondary endpoint will be time to molecular cure as assessed by an FDA-approved Babesia nucleic acid test that is used for blood donation screening. The study will enroll a minimum of 24 and up to 33 patients before an interim analysis is conducted, which will include both a test of significance and a sample size re-estimation in case this is required. The study design was reviewed by the FDA. We have signed a clinical trial agreement with Tufts Medical Group, and are negotiating similar agreement with two other University Hospitals in the north-eastern United States the study sites). The first patient was randomized on June 25, 2024. The earliest possible date that date would be available from the interim analysis would be January 31, 2025, assuming a minimum of 24 patients are enrolled prior to September 30, 2024. Further details are available on the clinicaltrials.gov website.36

Trial 2 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an Institutional Review Board (“IRB,” also known as an ethics committee), plans to offer up to one year of Arakoda at no cost to about 10 patients per year (i.e., immunocompromised patients who have previously failed standard of care treatment). Informed consent will be obtained from patients to collect a blood sample for PCR testing at the end of treatment, and patients will be asked to complete a babesiosis symptom questionnaire. The goal of the study is to generate additional prospective data to confirm the observation by Krause et al in a recent publication that an extended regimen of Tafenoquine cured 80% of immunocompromised patients with relapsing babesiosis. This study will commence utilizing proceeds from the current offering. More details about the study can be found on the clinicaltrials.gov website.37

Trial 3 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an IRB, plans to offer an approximately two-month supply of Arakoda at no cost to patients who have a clinical diagnosis, are willing to submit biological samples for testing, and answer babesiosis and standardized fatigue inventories before and after treatment. The goal of this study will be to ascertain whether Arakoda treatment improves patient-reported fatigue symptoms and quality of life in individuals who have a diagnosis of chronic fatigue, symptoms consistent in severity with those suffered by chronic fatigue patients, and who have molecular evidence of infection with Babesia. This trial will be gated by the outcome of an epidemiology study we have financed at North Carolina State University (see below) and will require additional funding

In May 2024, we signed a research and collaboration agreement with North Carolina State University in which the College of Veterinary Medicine will screen 300 archived blood samples from patients exhibiting symptoms consistent with chronic fatigue symptoms by PCR for the presence of Babesia spp. In a second phase of the study, positive samples will be sequenced to determine which Babesia spp are present. The data from this study will help define whether the incidence of Chronic Babesiosis may be more widespread than amongst PTLDS patients, and also whether it is possible to define a study population for Trial 3 (described) cost effectively.

In March 2024, we initiated, in collaboration with the North Carolina State University College of Veterinary Medicine, a pilot study of Tafenoquine for treatment of canine babesiosis in the United States under a sponsored research program. Should this potential collaboration be successful, we believe that the data from that study may provide supportive data for the clinical babesiosis development program, and could provide proof of concept for an expanded study to prove utility for veterinary indications.

We believe, if the Company does not become capital-limited, that the results of the above studies will come to fruition in the first quarter of 2026, potentially facilitating submission of a supplementary new drug application (or other appropriate regulatory filing) to FDA, with the goal of obtaining marketing approval of Arakoda for treatment of Babesiosis. If successful, this will allow the Company to actively market Arakoda for Babesiosis.

[36]	See: https://classic.clinicaltrials.gov/ct2/show/NCT06207370.
[37]	See: https://clinicaltrials.gov/study/NCT06478641.

Parenteral Tafenoquine for Fungal Infections

We plan to support a series of studies in animal models to determine whether single dose parenteral administration of Tafenoquine exhibits efficacy against Candida spp including C. auris. These studies are being conducted under a sponsored research agreement with Monash University in Melbourne, Australia.

Combination Partner for Tafenoquine for Malaria

Most new antimalarial treatment products are developed as drug combinations to proactively combat drug resistance. We believe that Tafenoquine, due to its long half-life and activity against all parasite species and strains, would be an ideal partner in a drug combination. Recently, Kentucky Technology Inc. (“KTI”), completed Phase IIA studies in P. vivax malaria, in which they evaluated the safety and efficacy of SJ733, their ATP4 inhibitor in combination with Tafenoquine as the combination partner drug. It was recently announced that the SJ733 development program would be partially supported by a grant from the Global Health Innovative Technology Fund (“GHIT”). As part of its shares for services agreement with KTI, the Company recently received a detailed feasibility assessment and business plan for the project, including an assessment of potential PRV eligibility, and is considering next steps in relation to potential involvement in this project.

Celgosivir for Antiviral Diseases

Reviewing prior studies of Celgosivir for Zika, Dengue, and RSV, it is evident that the drug protects against the pathological effects of viruses through a combination of anti-inflammatory and antiviral effects. These properties suggest it might have a beneficial effect in several viral diseases. Celgosivir is synthesized from Castanospermine, which is obtained from botanical sources in low yield, making its inherent cost of goods potentially high. Castanospermine is also quite water soluble making it amenable to intravenous formulation. We plan to conduct a proof-of-concept study in a hamster-COVID-19 model to evaluate whether parenterally administered Castanospermine can ameliorate the pathological effects of SARS CoV-2 via modulation of cytokine response to infection. Following this offering this project will be added to our statement of work for our services agreement with Florida State University Research Foundation (“FSURF”), and will commence when there are sufficient proceeds from the sale of FSURF’s 60P shares to support this research. The data generated from the study will allow us to assess whether to move forward with IND enabling studies of parenteral Castanospermine (or Celgosivir) for viral indications.

Post-Marketing Requirements

We have an FDA post-marketing requirement to conduct a malaria prophylaxis study of Arakoda in pediatric and adolescent subjects. We proposed to the FDA, in late 2021, that this might not be safe to execute given that malaria prevention is administered to asymptomatic individuals and that methemoglobinemia (damage to the hemoglobin in blood that carries oxygen) occurred in 5% of patients, and exceeded a level of 10% in 3% of individuals in a study conducted by another sponsor in pediatric subjects with symptomatic vivax malaria.38 The FDA has asked us to propose an alternate design, for which we submitted a concept protocol in the fourth quarter of 2022, and submitted a full protocol in July, 2024. We estimate the cost of conducting the study proposed by the FDA, if conducted in the manner suggested by the FDA, would be $2 million, and, due to the time periods required to secure protocol approvals from the FDA and Ethics Committees, could not be initiated any earlier than the first quarter of 2026.

Capitalization and Future Financing

We plan to raise up to $15,000,000 million using the base prospectus and this prospectus supplement in connection with future sales made pursuant to the Sales Agreement. It is possible that the funds that are able to be raised using the base prospectus and prospectus supplement may be insufficient to achieve all our objectives. Therefore, we will be seeking to raise additional funding as non-dilutively as possible, for example in the form of royalty or debt-based funding of from non-profit groups interested in tick-borne diseases. There is no assurance that funds will be available on acceptable terms, or that additional dilutive funding will not be required.

[38]	Velez et al 2021 - Lancet Child Adolesc Health 2022; 6: 86–95.

Intellectual Property

We are co-owners, with the U.S. Army, of patents in the United States and certain foreign jurisdictions directed toward use of Tafenoquine for malaria and have obtained an exclusive worldwide license from the U.S. Army to practice these inventions. We also have an exclusive worldwide license to use manufacturing information and non-clinical and clinical data that the U.S. Army possesses relating to use of Tafenoquine for all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. We have submitted patent applications in the United States and certain foreign jurisdictions for use of Tafenoquine for COVID-19, fungal lung infections, tick-borne diseases, and other infectious and non-infectious diseases in which induction of host cytokines/inflammation is a component of the disease process. The United States Patent and Trademark Office (“USPTO”) issued our first COVID-19 patent for Tafenoquine in 2023. We have optioned or licensed patents involving Celgosivir for the treatment and prevention of Dengue (from the National University of Singapore), COVID-19 & Zika (Florida State University), and have pending patent applications related to Celgosivir for RSV. We have optioned or own manufacturing methods related to Celgosivir. A detailed list of our intellectual property is as follows:

Patents

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Dosing Regimen For Use Of Celgosivir As An Antiviral Therapeutic For Dengue Virus Infections	2013203400	Australia	Granted		2013203400+	10-April-2033*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	2014228035	Australia	Granted		2014228035	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	MY-170991-A	Malaysia	Granted		PI2015002372	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	378015	Mexico	Granted		MX/a/2015/013115	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11201507254V	Singapore	Granted		11201507254V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	Pending	Singapore	Pending		10201908089V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	9763921	US	Issued	9/19/2017	14/772,873	14-Mar-2034^
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	10517854	US	Issued	12/31/2019	15/706,845	14-Mar-2034^
Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11219616	US	Issued	1/11/2022	16/725,387	14-Mar-2034^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2015358566	Australia	Granted		2015358566	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2968694	Canada	Granted		2968694	02-Dec-2035*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	10342791	US	Issued	7/9/2019	15/532,280	02-Dec-2035^
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	10888558	US	Issued	1/12/2021	16/504,533	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Singapore	Pending		10201904908Q	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	EP	Pending		15865264.4	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Hong Kong	Pending		18103081.4	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	11,744,828	US	Issued	9/5/2023	17/145,530	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	New Zealand	Pending		731813	02-Dec-2035*
Regimens of Tafenoquine for Prevention of Malaria in Malaria-Naive Subjects	Pending	US	Pending		18/240,049	02-Dec-2035^
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	2016368580	Australia	Granted		2016368580	09-Dec-2036*
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	Pending	Singapore	Pending		10201912141Y	09-Dec-2036*
Dosing Regimens Of Celgosivir For The Prevention Of Dengue	11000516	US	Issued	5/11/2011	16/060,945	09-Dec-2036^
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	EP	Pending		21764438.4	02-Mar-2041*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	China	Pending		202180029643.7	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	Australia	Pending		2021231743	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	Hong Kong	Pending		62023078645.6	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	11,633,391	US	Issued	4/25/2023	17/189,544	05-May-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	US	Pending		18/300,805	02-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Fungus By Administration Of Tafenoquine	Pending	US	Pending		17/683,679	01-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Sars-Cov-2 Virus By Administration Of Tafenoquine	Pending	US	Pending		17/683,718	01-Mar-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	11369592	US	Issued	6/28/2022	17/180,140#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	US	Pending		17/664,693#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	EP	Pending		2021757552#	19-Feb-2041*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	PCT	Pending		PCT/US23/26884	05-Jul-2043*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	US	Pending		18/218,202	05-Jul-2043^

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	PCT	Pending		PCT/US23/34169	30-Sep-2043*
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	US	Pending		18/375,070	30-Sep-2043^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,328,061+	US	Issued		15/584,952+	2-May-2037^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,561,642+	US	Issued		15/856,377+	2-May-2037^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25436	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25458	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25472	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	US	Pending		18/640,611	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,657	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,695	19-Apr-2044^

* =	For foreign patents and applications, the estimated and/or anticipated patent expiration is the date that is twenty years from the PCT filing date. For all issued Australian patents, this estimated date was also confirmed through the Australian patent office web database.

^ =	For issued U.S. patents, the estimated patent expiration was calculated using information from the front cover of the patent, i.e., 20 years from the date of the nonprovisional filing plus any listed Patent Term Adjustment less any time disclaimed through a Terminal Disclaimer. For pending U.S. applications, the anticipated patent expiration is the date twenty years from the earliest nonprovisional filing date and does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

& =	For U.S. provisional applications that are not yet the subject of a nonprovisional or PCT application, the anticipated patent expiration was determined using the assumption that a non-provisional application or PCT will be filed one year after filing the provisional application with a term lasting twenty years from the date of that nonprovisional or PCT filing. This does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

+ =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant and Geoffrey S. Dow, Ph.D. is not a listed inventor.

# =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant, but Geoffrey S. Dow, Ph.D. is a listed inventor.

All patents not designated with a “+” list Geoffrey S. Dow, Ph.D. as an inventor.

All patents not designated with a “+” or a “#” list 60 Degrees Pharmaceuticals, Inc. as an applicant.

All estimated patent expiration dates and anticipated patent expiration assume payment of any maintenance/annuity fees during the patent term.

Trademarks

Country	Mark	Status	Application Number	Date Filed	Registration Date	Registration Number	BIR Ref Number	Due Date	Due Date Description
Australia	KODATEF	Registered	1774631	2-Jun-16	6/2/2016	1774631	0081716-000029	2-Jun-26	Renewal Due
Canada	KODATEF	Registered	1785098	1-Jun-16	11/26/2019	TMA1,064,371	0081716-000028	26-Nov-29	Renewal Due
Canada	ARAKODA	Registered	1899317	15-May-18	8/20/2020	TMA1,081,180	0081716-000053	20-Aug-30	Renewal Due
China	KODATEF	Registered	20842242	2-Aug-16	9/28/2017	20842242	0081716-000035	27-Sep-27	Renewal Due
European Union	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	15508872	0081716-000034	3-Jun-26	Renewal Due
European Union	ARAKODA	Registered	17900852	16-May-18	9/20/2018	17900852	0081716-000054	16-May-28	Renewal Due
Israel	KODATEF	Registered	285476	6-Jun-16	6/6/2016	285476	0081716-000033	6-Jun-26	Renewal Due
New Zealand	KODATEF	Registered	1044407	7-Jun-16	12/8/2016	1044407	0081716-000031	6-May-26	Renewal Due
Russian Federation	KODATEF	Registered	2016720181	6-Jun-16	7/10/2017	623174	0081716-000032	6-Jun-26	Renewal Due
Singapore	KODATEF	Registered	40201707950V	2-May-17	11/8/2017	40201707950V	0081716-000040	2-May-27	Renewal Due
United Kingdom	ARAKODA	Registered	17900852	16-May-18	9/20/2018	UK00917900852	0081716-000054	16-May-28	Renewal Due
United Kingdom	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	UK00915508872	0081716-000072	3-Jun-26	Renewal Due
United States of America	TQ 100 & TABLET DESIGN	Registered	87608493	14-Sep-17	9/11/2018	5562900	0081716-000037	11-Sep-24	Section 8 & 15 Due
United States of America	ARAKODA	Registered	87688137	16-Nov-17	12/31/2019	5950691	0081716-000050	31-Dec-25	Section 8 & 15 Due
United States of America	KODATEF	Allowed - 02/16/2021	90072885	24-Jul-20	01/03/2024		0081716-000069	16-Aug-23	Abandoned
United States of America	KODATEF	Pending	98363219	24-Jan-18	01/18/2024		0081716-000074

Key Relationships & Licenses

On May 30, 2014, we entered into the Exclusive License Agreement (the “2014 NUS-SHS Agreement”) with National University of Singapore (“NUS”) and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Dosing Regimen for Use of Celgosivir as an Antiviral Therapeutic for Dengue Virus Infection” to develop, market and sell licensed products. The 2014 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2014 NUS-SHS Agreement. We are obligated to pay royalties at the rate of 1.5% of gross sales.

On July 15, 2015, we entered into the Exclusive License Agreement with the U.S. Army Medical Materiel Development Activity (the “U.S. Army”), which was subsequently amended (the “U.S. Army Agreement”), in which we obtained a license to develop and commercialize the licensed technology with respect to all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. This exclusion does not impact our ability to market Arakoda for the FDA-approved use, which is the prevention of malaria utilizing the indicated dose in asymptomatic individuals traveling to high-malaria or malaria-prone regions (whereas the license exclusion relates to its use to treat symptomatic vivax malaria in a patient already presenting with that disease). The term of the U.S. Army Agreement will continue until the expiration of the last to expire of the patent application or valid claim of the licensed technology, or 20 years from the start date of the U.S. Army Agreement, unless terminated earlier by the parties. We will be required to make a minimum annual royalty payment of 3% of net sales (as defined in the U.S. Army Agreement) for net sales < $35 million, and 5% of net sales greater than $35 million, with US government sales excluded from the definition of net sales. In addition, we must pay fees upon the achievement of certain milestones, including a sales-based milestone fee of $75,000 once cumulative net sales from all sources exceeds $6 million (which milestone was achieved during the year ended December 31, 2023), $100,000 if we are acquired or merge, and regulatory approval milestone payments once marketing authorizations are achieved in Canada ($5,000) and Europe ($5,000). Also, we will be required to obtain the U.S. Army Medical Materiel Development Activity’s consent prior to a change of control of the Company, which consent was obtained on September 2, 2022.

On September 15, 2016, we entered into the Exclusive License Agreement (the “2016 NUS-SHS Agreement”) with National University of Singapore and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Novel Dosing Regimens of Celgosivir for The Prevention of Dengue” to develop, market and sell licensed products. The 2016 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2016 NUS-SHS Agreement. We are obligated to pay at the rate of 1.5% of gross sales or minimum annual royalty ($5,000 in 2022 and $15,000 in 2023). In July 2022, we renegotiated the timing of a license fee of $85,000 Singapore Dollars, payable to NUS, such that payment would be due at the earlier of (i) enrollment of a patient in a Phase II clinical trial involving Celgosivir, (ii) two years from the agreement date and (iii) an initial public offering.

On February 15, 2021, we entered into the Inter-Institutional Agreement with FSURF (the “FSURF Agreement”) in which FUSRF granted us the right to manage the licensing of intellectual property created at FSURF. The term of the FSURF Agreement expires five years from February 15, 2021. After deduction of a 5% administrative fee by FSURF, capped at $15,000 annually, and reimbursement of patent prosecution expenses, we will receive 20% of license income and FSURF will receive 80% of license income. Payments of license income shall be paid in U.S. dollars quarterly each year. On February 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license methods for purifying Castanospermine and its use for the treatment of COVID-19. On August 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license a patent relating to the use of alpha glucosidase inhibitors (including Castanospermine and Celgosivir) for treatment of Zika infections.

Ending upon July 12, 2033 or the conversion or redemption in full of all of the shares of Series A Preferred Stock owned by Knight, we will pay Knight a royalty equal to 3.5% of our net sales, where “net sales” has the same meaning as in the U.S. Army Agreement. Upon succeeding with the qualified IPO, at the end of the quarter and each thereafter the royalty will be calculated, and payment will be made within fifteen days.

On February 13, 2024, our majority-owned Australian subsidiary, 60P Australia Pty Ltd, and Monash University entered into the Research Services Agreement (the “Agreement”) in which Monash University agreed to provide research services, including among other things, testing the efficacy of Tafenoquine against candidemia, confirming suitable fungal infection dosage and determining the pharmacokinetics of Tafenoquine following intraperitoneal drug administration (collectively, the “Services”). The commencement date of the Agreement was effective as of February 5, 2024, and the commencement of experiments was May 2024 and the anticipated completion date is on November 30, 2024. The Company agreed to pay Monash University $90,167 AUD on April 1, 2024 and $90,167 AUD upon the completion of the Services.

On March 20, 2024, we signed a sponsored research agreement with North Carolina State University to conduct a pilot study to evaluate the efficacy of Tafenoquine in canine babesiosis. The research is expected to be completed by March 30, 2026. The Company will retain ownership of all data and inventions related to the study, subject to retained right of North Carolina State University to utilize study data or research use and publications. For a six-month period following notification by the University, the Company retains first right of refusal to negotiate a license to utilize any inventions or data generated by the University relevant to Tafenoquine but not occurring as a direct result of performing the planned studies. The Company agreed to pay North Carolina State University $12,000 upon contract execution, $8,000 around October 1st, 2024, then $3,869 around April 1st, 2025 when work is expected to be completed.

On May 10, 2024, we entered into a sponsored research agreement with North Carolina State University to conduct a study to evaluate the incidence of Babesia infection amongst archived blood samples from patients with chronic fatigue and neurocognitive problems. The research will be completed by May 31, 2025. The Company retains the right to use all study data, joint and University-owned inventions for non-commercial purposes and first right of refusal to negotiate a royalty bearing license for commercial purposes for any university own intellectual property or ownership interest in jointly-owned intellectual property. The Company agreed to pay North Carolina State University $37,620 upon contract execution, $22,572 after six months, then $15,048 upon completion of the contract at twelve months.

On May 29, 2024, we signed a clinical trial agreement with Tufts Medicine, Inc, which specifies the terms on which Tufts will act as a clinical trial site for our Tafenoquine-Babesiosis study. The Company retains the first right to negotiate an exclusive license to any intellectual property owned by Tufts Medicine, Inc, arising from the study.

Corporate Structure

60 Degrees Pharmaceuticals, Inc. is a Delaware corporation that was incorporated on June 1, 2022.

On June 1, 2022, 60 Degrees Pharmaceuticals, LLC, a District of Columbia limited liability company (“60P LLC”), entered into the Agreement and Plan of Merger with 60 Degrees Pharmaceuticals, Inc., pursuant to which 60P LLC merged into 60 Degrees Pharmaceuticals, Inc. The value of each outstanding member’s membership interest in 60P LLC was correspondingly converted into common stock of 60 Degrees Pharmaceuticals, Inc., par value $0.0001 per share, with a cost-basis equal to $5.00 per share.

Our majority-owned subsidiary, 60P Australia Pty Ltd, an Australian proprietary company limited by shares (“60P Australia”), was formed and registered in Queensland on December 3, 2013, and conducts operations in Australia.

60P Australia previously solely owned a Singaporean subsidiary company, 60P Singapore Pte. Ltd., which dissolved at our election in the second quarter of 2022.

Going Concern

Our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Suppliers

We have quality and contract manufacturing agreements relating to Arakoda in place with Piramal Enterprises Limited (API, tablets) and PCI Pharma Services (secondary packaging) (“PCI”) and supply/quality/pharmacovigilance agreements in place with Biocelect Pty Ltd, Scandinavian Biopharma, and Knight Therapeutics Inc. (to allow supply of Arakoda/Kodatef to Australia, Europe and Canada/Israel/Latin America and Russia, respectively). As of the date of this prospectus, we have not supplied any of our products to Russia nor do we anticipate supplying any of our products to Russia in the near future.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 18 of this prospectus. These risks include, among others, that:

●	Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt;

●	We have incurred net losses since our inception and if we continue to incur net losses in the foreseeable future, the market price of our common stock may decline;

●	There is no assurance that we will be profitable;

●	There is no assurance that we will be eligible for Australian government research and development tax rebates;

●	Our financial condition and results of operations may be adversely affected by COVID-19;

●	If we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of non-malaria prevention indications for Tafenoquine (Arakoda or other regimen) or Celgosivir in a timely manner, we may not be able to expand our business operations;

●	Our clinical trials for our product candidates may not yield results that will enable us to further develop our products and obtain regulatory approvals necessary to sell them;

●

Our clinical trials for our product candidates may not recruit sufficient patients, or recruitment of patients may be slower than expected, or we may run out of funds before completion of our clinical trial. If so, we will not be able to complete the trials necessary for regulatory approval;

●	We expect to depend on existing and future collaborations with third parties for the development of some of our product candidates. If those collaborations are not successful, we may not be able to complete the development of these product candidates;

●	Even if one of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable;

●	Any future clinical trial for Arakoda will require screening for G6PD deficiency in order to safely administer the product. In the U.S., G6PD testing can be obtained through commercial pathology services which is associated with delays. The use of a third-party diagnostic provider of point of care testing may be required and we do not directly control the timing, conduct, expense of such testing or the timing of market entry into the U.S.;

●	Our product candidates are subject to extensive regulation, which can be costly and time-consuming, and unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue;

●	If our product candidates receive regulatory approval, we would be subject to ongoing regulatory obligations and restrictions, which will continue to change, and which may result in significant expenses and limit our ability to develop and commercialize other potential products;

●	We have no manufacturing capacity which puts us at risk of lengthy and costly delays of bringing our products to market;

●	We rely on relationships with third-party contract manufacturers and raw material suppliers, which limits our ability to control the availability of, and manufacturing costs for, our product candidates;

●	Our future growth depends on our ability to successfully commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir and our other product candidates, and we can provide no assurance that we will successfully commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir and other product candidates;

●	Health care reform measures could materially and adversely affect our business;

●	Our competitors may be better positioned in the marketplace and thereby may be more successful than us at developing, manufacturing and marketing approved products;

●	We compete in an industry characterized by extensive research and development efforts and rapid technological progress. New discoveries or commercial developments by our competitors could render our potential products obsolete or non-competitive;

●	We would be subject to applicable regulatory approval requirements of the foreign countries in which we market our products, which are costly and may prevent or delay us from marketing our products in those countries;

●	Defending against claims relating to improper handling, storage or disposal of hazardous chemicals, radioactive or biological materials could be time consuming and expensive;

●	Geopolitical conditions, including direct or indirect acts of war or terrorism could have an adverse effect on our operations and financial results;

●	If product liability lawsuits are successfully brought against us, then we will incur substantial liabilities and may be required to limit commercialization of Arakoda, Celgosivir or other product candidates;

●	Our intellectual property rights may not preclude competitors from developing competing products and our business may suffer;

●	If the manufacture, use or sale of our products infringe on the intellectual property rights of others, we could face costly litigation, which could cause us to pay substantial damages or licensing fees and limit our ability to sell some or all of our products;

●	We may not be able to protect our intellectual property rights throughout the world;

●	Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time;

●	The earliest Paragraph IV certification date for Arakoda has passed. Generic companies may file an ANDA at any time, and successful challenge of our malaria use patents would negatively impact our business;

●	We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment;

●	Any failure to maintain effective internal controls over financial reporting could have an adverse impact on us;

●	If you purchase shares of our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares if the offering price per share is greater than the as adjusted net tangible book value per share at the time of issuance; and

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

Recent Developments

Tafenoquine Babesiosis Clinical Trial.

In April 2024, the FDA provided some questions and recommendations related to the planned clinical trial that will study the use of Tafenoquine in treating babesiosis. The Company opened its first clinical site on June 13, 2024, following execution of a clinical agreement with Tufts Medical, Inc on May 29, 2024. The first patient in the trial was enrolled on June 25, 2027.

Nasdaq Notice of Failure to Comply with Continued Listing Standards

On February 27, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that for the 30 consecutive business day period between January 11, 2024 and February 27, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until August 26, 2024 (the “Compliance Period”), to regain compliance with the Bid Price Rule.

To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to August 26, 2024.

If we do not regain compliance with the Bid Price Rule by August 26, 2024, we may be eligible for an additional 180-day period to regain compliance if we meet all of the other Nasdaq listing criteria and if Nasdaq does not believe we will not be able to regain compliance within such 180-day period. If we cannot regain compliance during the Compliance Period or any subsequently granted compliance period, our common stock will be subject to delisting.

Our common stock continues to be listed on The Nasdaq Capital Market under the symbol “SXTP.” We are currently evaluating our options for regaining compliance.

The notice from Nasdaq has no immediate effect on the listing or trading of our common stock on The Nasdaq Capital Market and does not affect our business, operations or reporting requirements with the SEC.

Monash University

On February 13, 2024, our majority-owned Australian subsidiary, 60P Australia Pty Ltd, and Monash University entered into the Research Services Agreement (the “Agreement”) in which Monash University agreed to provide research services, including among other things, testing the efficacy of Tafenoquine against candidemia, confirming suitable fungal infection dosage and determining the pharmacokinetics of Tafenoquine following intraperitoneal drug administration (collectively, the “Services”). The commencement date of the Agreement was effective as of February 5, 2024, and the anticipated commencement of experiments and the completion date is in May 2024 and on November 30, 2024, respectively. The Company agreed to pay Monash University $90,167 AUD on April 1, 2024 and $90,167 AUD upon the completion of the Services.

North Carolina State University

On March 20, 2024, we signed a sponsored research agreement with North Carolina State University to conduct a pilot study to evaluate the efficacy of Tafenoquine in canine babesiosis. The research is expected to be completed by March 30, 2026. The Company will retain ownership of all data and inventions related to the study, subject to retained right of North Carolina State University to utilize study data or research use and publications. For a six-month period following notification by the University, the Company retains first right of refusal to negotiate a license to utilize any inventions or data generated by the University relevant to Tafenoquine but not occurring as a direct result of performing the planned studies.

On May 10, 2024, we entered into a sponsored research agreement with North Carolina State University to conduct a study to evaluate the incidence of Babesia infection amongst archived blood samples from patients with chronic fatigue and neurocognitive problems. The research will be completed by May 31, 2025. The Company retains the right to use all study data, joint and University-owned inventions for non-commercial purposes and first right of refusal to negotiate a royalty bearing license for commercial purposes for any university own intellectual property or ownership interest in jointly-owned intellectual property.

Clinical Trial Agreement with Tufts Medicine, Inc

On May 29, 2024, we signed a clinical trial agreement with Tufts Medicine, Inc, which specifies the terms on which Tufts will act as a clinical trial site for our Tafenoquine-Babesiosis study. The Company retains the first right to negotiate an exclusive license to any intellectual property owned by Tufts Medicine, Inc, arising from the study.

January 2024 Offering

On January 29, 2024, the Company entered into an Underwriting Agreement with WallachBeth Capital LLC, as representative of the underwriters listed on Schedule I thereto, relating to the Company’s public offering (the “Offering”) of 5,260,901 units (the “Units”) at an offering price of $0.385 per Unit and 999,076 pre-funded units (the “Pre-Funded Units”) at an offering price of $0.375 per Pre-Funded Unit. Each Unit consists of one share of common stock and one warrant exercisable for one share of common stock (the “Warrant”). Each Warrant has an exercise price of $0.4235 per share, is exercisable immediately upon issuance and expires five years from the date of issuance. Each Pre-Funded Unit consists of one pre-funded warrant exercisable for one share of common stock (the “Pre-Funded Warrant”) and one warrant identical to the Warrants included in the Units. The purchase price of each Pre-Funded Unit is equal to the price per Unit sold to the public in the offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. WallachBeth Capital LLC partially exercised its over-allotment option with respect to 818,177 Warrants on January 31, 2024, and purchased an additional 50 shares of common stock at a purchase price of $0.3750 and 50 Warrants at a purchase price of $0.01 on February 14, 2024.

The Company also issued to WallachBeth Capital LLC warrants (the “Representative Warrants”) to purchase 375,599 shares of the Company’s common stock, which is equal to 6% of the common stock sold that were part of the Units and the pre-funded warrants sold that were part of the Pre-Funded Units in the Offering, at an exercise price of $0.4235 per share (110% of the offering price per Unit). The Representative Warrants may be exercised beginning on January 31, 2024 until January 31, 2029.

The net proceeds to the Company from the Offering were approximately $1.9 million, after deducting underwriting discounts and commissions and the payment of other offering expenses associated with the Offering that were payable by the Company. The Company paid the Underwriter an underwriting discount equal to 8.0% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.5% of the gross proceeds of the Offering.

Information Regarding our Capitalization

As of July 12, 2024, we had 12,206,116 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Corporate Information

Our principal executive offices are located at 1025 Connecticut Avenue NW Suite 1000, Washington, D.C. 20036. Our corporate website address is 60degreespharma.com. Our telephone number is (202) 327-5422. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $1,253,603.

Common stock to be outstanding after this offering	Up to 15,334,098 shares (as more fully described in the notes following this table), assuming sales of 3,571,520 shares of our common stock in this offering at an offering price of $0.351 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on June 7, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, or any other existing trading market for our common stock in the United States or to or through a market maker, through the Sales Agent. See “Plan of Distribution” on page S-56 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-55 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-22 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Capital Market symbol for its common stock	“SXTP”

The number of shares of our common stock to be outstanding after this offering is based on 11,762,578 shares of our common stock outstanding as of March 31, 2024. Unless specifically stated otherwise, the information in this prospectus supplement is as of March 31, 2024 and excludes:

●	232,709 shares of common stock reserved for issuance under the 60 Degrees Pharmaceuticals, Inc. 2022 Equity Incentive Plan; (ii) 10,656,690 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.07 per share; (iii) 37,736 shares of common stock issuable upon the exercise of outstanding options to purchase common stock at a weighted average exercise price of $5.30 per share; (iv) 64,000 shares of common stock issuable pursuant to fully vested restricted stock units which have not yet been issued as of March 31, 2024; (v) 84,906 shares of common stock issuable upon exercise of the representative warrants issued to the representative in our initial public offering at an exercise price equal to 110% of the public offering price of the Units; (vi) 375,599 shares of common stock issuable upon exercise of the representative warrants to the representative in our public offering at an exercise price equal to 110% of the public offering price of the Units; and (vii) shares of common stock issuable upon the conversion of 78,803 shares of Series A Preferred Stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, including from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to Our Business

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

We have incurred net losses since our inception and if we continue to incur net losses in the foreseeable future, the market price of our common stock may decline.

To date, we have financed our operations primarily through the issuance of equity, promissory notes and convertible notes. We incurred annual net losses of $3,813,800 in 2023 and $6,177,784 in 2022 and operating losses were $5,154,583 in 2023 and $1,750,445 in 2022. We had an accumulated deficit of $32,580,850 as of December 31, 2023 ($28,815,148 as of December 31, 2022). For the three-month period ended March 31, 2024, we achieved a net gain of $427,985 and an operating loss of $1,331,659. As of March 31, 2024, we had an accumulated deficit of $32,150,380.

We may not achieve or maintain profitability in the future. In particular, we expect that our expenses relating to sales and marketing and product development and support, as well as our general and administrative costs, will increase, requiring us to increase sales in order to achieve and maintain profitability. If we do not achieve and maintain profitability, our financial condition will be materially and adversely affected. We would eventually be unable to continue our operations unless we were able to raise additional capital. We may not be able to raise any necessary capital on commercially reasonable terms or at all. If we fail to achieve or maintain profitability on a quarterly or annual basis within the timeframe expected by investors, the market price of our common stock may decline.

There is no assurance that we will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business and product development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

There is no assurance we will be eligible for Australian Government research and development tax credits and eligibility rules might change in a manner that jeopardizes our business.

There is no assurance that the Australian government will pay research and development rebates on our research activities conducted by our subsidiary, 60P Australia Pty Ltd, in Australia. There is no assurance that we will be able to demonstrate that our subsidiary will have < $20 million AUD in aggregate turnover amongst beneficial owners with > 40% beneficial interest. If any of these risks materialize, we might not be able to secure tax rebates on relevant eligible business in Australia, which would negatively impair our business.

We have limited revenues to date, and any potential revenues from commercial use may not materialize in the future.

We have earned limited revenues to date from Arakoda. Any potential revenues from the sale of current approved commercial use may not materialize in the future. There is no guarantee that we will be able to generate revenue in the future. No assurance can be given that our efforts from sale of current approved products for commercial use will be successful in the future.

Our financial condition and results of operations may be adversely affected by COVID-19 or similar global pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a material adverse effect on our business.

COVID-19 created significant volatility, uncertainty and economic disruption. To date, COVID-19 has affected nearly all regions around the world. In the United States, businesses as well as federal, state and local governments implemented significant actions to mitigate this public health crisis. While we cannot predict the duration or scope of COVID-19, it may negatively impact our business and such impact could be material to our financial results, condition and outlook related to:

●	disruption to our operations or the operations of our suppliers, through the effects of business and facilities closures, worker sickness and COVID-19 related inability to work, social, economic, political or labor instability in affected areas, transportation delays, difficulty in enrolling patients, travel restrictions and changes in operating procedures, including for additional cleaning and safety protocols;

●	increased volatility or significant disruption of global financial markets due in part to any future COVID-19 outbreak, which could have a negative impact on our ability to access capital markets and other funding sources, on acceptable terms or at all and impede our ability to comply with debt covenants; and

●	the further spread of COVID-19, and the requirements to take action to mitigate the spread of any future COVID-19 outbreak (e.g., hygiene requirements or social distancing or other measures), will impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business, results of operations, cash flows and financial condition.

To the extent COVID-19 or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

U.S. public sector procurement of Arakoda might not materialize in the future, which could jeopardize our business.

Sales to the U.S. DoD were important to our revenue stream in the recent past. Although, as of the date of this prospectus, we are not in discussions with the DoD about additional/future procurement, we anticipate that if certain conditions/events described in this paragraph occur, our sales to DoD could develop; however, there is no assurance that such conditions/events will occur. First, the position of Arakoda in the DoD formulary (Tricare, deployed personnel) needs to be improved from second/third tier to at least equivalency with competing products (as is the case for civilian use as recommended by the CDC). We believe that changes in pricing or reimbursement structure may be needed to secure that. Second, the shelf-life of the existing product requires extension, which is known to be technically possible as the shelf-life of Kodatef in Australia is 48 months, but appropriate data must be generated to meet FDA requirements. Finally, a change in the operational footprint of DoD deployments to areas with higher malaria attack rates (e.g., the Liberia deployment to manage the Ebola outbreak in 2014) may lead to a rapid reassessment by DoD of the position of Arakoda in the formulary (advancement of the last approved prophylactic antimalarial to co-equal standard of care took thirteen years). If none of these events transpire, we would not have the opportunity for revenues and such failure would jeopardize our business.

Supply chain disruptions across the globe, including in the U.S., could jeopardize our business and harm our operations.

Global business interruptions may adversely impact our third-party relationships whom we rely upon in our business as well as manufacturers, suppliers, and makers of raw materials. If any such parties are adversely impacted by supply chain restrictions, or if they cannot obtain the necessary supplies, or if such third parties need to prioritize other products or customers over us, we may experience delays or disruptions in our supply chain, which could have a material and adverse impact on our business. Third-party manufacturers may also need to implement measures and changes, or deviate from typical requirements because of the COVID-19 pandemic that may otherwise adversely impact our supply chain or the quality of the resulting products or supplies. Depending on the change, we may need to obtain FDA approval or otherwise provide the FDA with a notification of the change. As a result, we may not be able to obtain sufficient quantities of certain items, which could impair our ability to commercialize our products and conduct the post-marketing studies requested by the FDA, in connection with the approval of our goods. In addition, if there are continued or future disruptions, our third-party manufacturers may not be able to supply our other potential product candidates, which would adversely affect our research and development activities.

We may lose the services of key management personnel and may not be able to attract and retain other necessary personnel.

Changes in our management could have an adverse effect on our business. This is especially an issue while our staff is small. We are dependent upon the active participation of several key management personnel, including Geoffrey Dow, our President and Chief Executive Officer. We also do not carry key person life insurance on any of our senior management or other key personnel. Hence, we may suffer if the services of our management were to become unavailable to us in the future.

We must hire highly skilled technical personnel as employees and as independent contractors in order to develop our products. As of the date of this prospectus, we have two full-time employees, and we rely on two independent contractors to provide us with skilled technical support. The competition for highly skilled technical, managerial and other personnel is intense and we may not be able to retain or recruit such personnel. Our recruiting and retention success is substantially dependent on our ability to offer competitive salaries and benefits to our employees and competitive compensation to contractors. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel needed to be successful, our business, operating results and financial condition could be materially adversely affected.

Cybersecurity risks could adversely affect our business and disrupt our operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, and unauthorized access to user data. In addition, we may be the target of email scams that attempt to acquire personal information or our assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber-attack that attempts to obtain our or our users’ data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation. In addition, any such breaches may result in negative publicity, adversely affect our brand, decrease demand for our products and services, and adversely affect our operating results and financial condition.

The illegal sale or distribution by third parties of counterfeit versions of our products could have a negative impact on our business.

Pharmaceutical products are vulnerable to counterfeiting. Third parties may illegally produce and distribute counterfeit versions of our products that are below the various manufacturing and testing standards that our products undergo. Counterfeit products are often unsafe, ineffective and potentially life-threatening. As many counterfeit products may be visually indistinguishable from their authentic versions, the presence of counterfeit products could affect overall consumer confidence in the authentic product. A public loss of confidence in the integrity of pharmaceutical products in general or in any of our products in particular due to counterfeiting could have a material adverse effect on our business, prospects, financial condition and results of operations.

If we encounter difficulties enrolling patients in any future clinical trials, our future trials could be delayed or otherwise adversely affected. Furthermore, our planned Babesiosis trial may not necessarily yield sufficient results or patient participants.

If we have difficulty enrolling a sufficient number of patients in any future clinical trial, including for Babesiosis studies for which the number of cases is unpredictable, we may need to delay or terminate our trial, which would impair our ability to develop marketable products, and have a negative impact on our business. Delays in enrolling patients in any future clinical trials would also adversely affect our ability to generate any product, milestone and royalty revenues under collaboration agreements, if any, and could impose significant additional costs on us or on any future collaborators.

Our clinical trials for our product candidates may not yield results that will enable us to further develop our products and obtain regulatory approvals necessary to sell them.

We will receive regulatory approval for our product candidates only if we can demonstrate in carefully designed and conducted clinical trials that the product candidate is safe and effective for its intended use. We do not know whether any current or future clinical trials for Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir, or any other product candidate will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products.

Clinical trials are lengthy, complex and expensive processes with uncertain results. We have spent, and expect to continue to spend, significant amounts of time and money on the clinical development of our product candidates. The three clinical trials we conducted in the past were managed directly by us but executed by contract research organizations (“CROs”). While certain of our employees have experience in designing and administering clinical trials, our experience is limited to three clinical trials conducted by the management team.

The results we obtain in preclinical testing and early clinical trials may not be predictive of results that are obtained in later studies. We may suffer significant setbacks in advanced clinical trials, even after seeing promising results in earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue development of one or more of our product candidates. If we fail to adequately demonstrate the safety and efficacy of our products under development, we will not be able to obtain the required regulatory approvals to commercialize our product candidates, and our business, results of operations and financial condition would be materially adversely affected.

Administering our product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying approval of our product candidates for any or all targeted indications.

If clinical trials for a product candidate are unsuccessful, we will be unable to commercialize the product candidate. If one or more of our clinical trials are delayed, we will be unable to meet our anticipated development timelines. Either circumstance could cause the market price of our common stock to decline.

In planning for, and executing, clinical trials, the targeted standard of care in the United States or other jurisdictions for the therapeutic indication may change, necessitating changes to the design of such trials. Changes to such design trials will cause delays, and increase costs, thereby rendering us unable to meet development timelines or complete development programs. The clinical data generated from clinical trials may not be acceptable to regulatory agencies if changes to the standard of care occurred during trial execution, which may prevent regulatory approval, thereby damaging our business prospects.

It is possible that our Babesiosis trial might fail if we cannot recruit sufficient patients, G6PD testing in a hospital setting cannot be conducted quickly enough to allow Tafenoquine administration with 48 hour of initiation of standard of care therapy, or that Tafenoquine when combined with standard of care azithromycin/atovaquone does not sufficiently accelerate the time to molecular cure to allow statistical demonstration of clinical benefit within resource constraints.

We will rely on contract research organizations to conduct substantial portions of our clinical trials, including any future clinical trial of Arakoda Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, and as a result, we will be unable to directly control the timing, conduct and expense of all aspects of our clinical trials.

We do not currently have sufficient staff to conduct our clinical trials ourselves, and therefore, we will rely on third parties to conduct certain aspects of any future clinical trials. We previously contracted with a CRO to conduct components of our clinical trials and anticipate contracting with a CRO to conduct components of any future clinical trial for Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir, or any future clinical trials for our other product candidates. As a result, we will have less control over many details and steps of any clinical trial, the timing and completion of any clinical trial, the required reporting of adverse events and the management of data developed through any clinical trial than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties, such as CROs, may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to conduct our clinical trial. We may experience unexpected cost increases that are beyond our control. Problems with the timeliness or quality of the work of a CRO may lead us to seek to terminate the relationship and use an alternative service provider. However, making any change may be costly and may delay ongoing trials, if any, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct clinical trials in an acceptable manner and at an acceptable cost.

Even though we anticipate relying on CROs in the future, we will likely have to devote substantial resources and rely on the expertise of our employees to manage the work being done by the CROs. We and our management team only have experience in managing clinical trials being executed on our behalf by CROs based on three clinical studies. Therefore, we cannot guarantee that our employees will manage such studies effectively in the future.

We expect to depend on existing and future collaborations with third parties for the development of some of our product candidates. If those collaborations are not successful, we may not be able to complete the development of these product candidates.

Collaborations involving our product candidates pose the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborator’s strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

●	collaborators may not comply with regulatory requirements and as a result their operations may be disrupted or ended until they resolve their regulatory issues with government officials;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

●	collaborators may elect to take over manufacturing rather than retain us as manufacturers and may encounter problems in starting up or gaining approval for their manufacturing facility and so be unable to continue development of product candidates;

●	we may be required to undertake the expenditure of substantial operational, financial and management resources in connection with any collaboration;

●	we may be required to issue equity securities to collaborators that would dilute our existing stockholders’ percentage ownership;

●	we may be required to assume substantial actual or contingent liabilities;

●	collaborators may not commit adequate resources to the marketing and distribution of our product candidates, limiting our potential revenues from these products; and

●	collaborators may experience financial difficulties.

We face a number of challenges in seeking additional collaborations. Collaborations are complex and any potential discussions may not result in a definitive agreement for many reasons. For example, whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors, such as the design or results of our clinical trials, the potential market for our product candidates, the costs and complexities of manufacturing and delivering our product candidates to patients, the potential of competing products, the existence of uncertainty with respect to ownership or the coverage of our intellectual property, and industry and market conditions generally. If we were to determine that additional collaborations for our Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir development program are necessary and were unable to enter into such collaborations on acceptable terms, we might elect to delay or scale back the development or commercialization of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir in order to preserve our financial resources or to allow us adequate time to develop the required physical resources and systems and expertise ourselves.

Collaboration agreements may not lead to development or commercialization of our product candidates in the most efficient manner, or at all. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. If a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

Any future clinical trial for Tafenoquine (all regimens) will require screening for G6PD deficiency in order to safely administer the product. In the United States, G6PD testing can be obtained through commercial pathology services which is associated with delays. The use of a third-party diagnostic provider of point of care testing may be required and we do not directly control the timing, conduct and expense of such testing.

According to prescribing information for Arakoda, administration of a test for G6PD deficiency is required before administration in order to prevent the occurrence of hemolytic anemia that has been observed in some patients who have G6PD deficiency and were inadvertently administered Arakoda in clinical trials. Therefore, G6PD deficiency is an exclusion criteria in clinical trials involving Tafenoquine (all regimens).

For clinical trials administered in the United States, G6PD testing is provided through commercial pathology companies including Labcorp and Quest Diagnostics. Such testing, while usually available with 72-hour turnaround time, may sometimes take much longer. There is a single FDA-approved point of care test (Abbott’s Binax Now). There is also a 510k approved microfluidics test from Baebies which may be adaptable for point of care use in some research settings. However, both the Abbott and Baebies tests must be executed in a CLIA-certified setting, which not all clinical trials sites may have access to.

For many clinical trials, including those involving Babesiosis, rapid administration of the investigational agent is required to maximize efficacy. Therefore, we will attempt to import and utilize hand-held point of care tests approved elsewhere in the world in our clinical trials involving Tafenoquine (any regimen). We may not be successful in this process, which would compromise our ability to recruit patients or result in a lower-than-expected effect of Tafenoquine (any regimen) in such a trial.

Tafenoquine (all regimens) requires administration of a G6PD test. The lack of point of care tests may negatively impair sales of Arakoda or other drug regimens containing Tafenoquine.

A G6PD test need only be administered once and can be recorded in electronic health records for future reference. The commercial providers of G6PD testing in the United States will usually only commit to at best a 72-hour turn-around time for G6PD testing. Thus, while this does not present a problem in principle for the existing malaria indication for individuals who travel frequently, or for organizations with organized occupational health and safety programs where G6PD testing results are held on file, it may be a barrier to use of Arakoda by first time travelers or those planning to travel, and hence be a barrier to use of Arakoda if prospective patients are unwilling or unable to take the G6PD test.

Several third-party diagnostic test companies are developing point of care G6PD tests (or platforms that would accommodate them) that utilize finger stick blood samples and which may be appropriate for use in the United States. One of these tests is approved in Brazil and Australia.39 Another is available for use in Europe and was recently approved by the FDA in the United States.40 A third test is being developed with the NIH grant support for the U.S. and ex-U.S. markets and is in clinical development.41 There is no guarantee that these tests will succeed in clinical development or ever become commercially available to the public. Having to take a test at all, or to go to a third-party lab in order to take the test, may be a hindrance to the use of Arakoda, which would negatively impact our sales.

[39]	https://www.sdbiosensor.com/product/product_view?product_no=183.

[40]	Baebies Receives FDA 510(k) Clearance for G6PD Test on FINDER Platform | Baebies.
[41]	https://ivd.solutions/grant/.

Our product candidates are subject to extensive regulation, which can be costly and time-consuming, and unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue.

The preclinical and clinical development, testing, manufacture, safety, efficacy, labeling, storage, recordkeeping, and, if approved, subsequent advertising, promotion, sale, marketing, and distribution of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and elsewhere. These regulations also vary in important, meaningful ways from country to country. We are not permitted to market a potential new drug in the United States until we receive approval of an NDA from the FDA for such drug. We have received an NDA approval for Arakoda for malaria prevention, but have not received approval from the FDA for any non-malaria prevention indications for Tafenoquine (Arakoda regimen), Tafenoquine (non-Arakoda regimen), or for Celgosivir or any of our other product candidates. There can be no guarantees with respect to our product candidates that clinical studies will adequately support an NDA, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful.

To receive regulatory approval for the commercial sale of any product candidates, we must demonstrate safety and efficacy in humans to the satisfaction of regulatory authorities through preclinical studies and adequate and well-controlled clinical trials of the product candidates. This process is expensive and can take many years, and failure can occur at any stage of the testing. Our failure to adequately demonstrate the safety and efficacy of our product candidates will prevent regulatory approval and commercialization of such products.

In the event that we or our collaborators conduct preclinical studies that do not comply with Good Laboratory Practices (“GLP”), or incorrectly design or carry out human clinical trials in accordance with Good Clinical Practices (“GCP”), or those clinical trials fail to demonstrate clinical significance, it is unlikely that we will be able to obtain FDA approval for product development candidates. Our inability to successfully initiate and effectively complete clinical trials for any product candidate on schedule, or at all, will severely harm our business. Significant delays in clinical development could materially increase product development costs or allow our competitors to bring products to market before we do, impairing our ability to effectively commercialize any future product candidate. We do not know whether planned clinical trials will begin on time, will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including:

●	delays or failures in obtaining regulatory authorization to commence a trial because of safety concerns of regulators relating to our product candidates or similar product candidates of our competitors or failure to follow regulatory guidelines;

●	delays or failures in obtaining clinical materials and manufacturing sufficient quantities of the product candidates for use in trials;

●	delays or failures in reaching agreement on acceptable terms with prospective study sites;

●	delays or failures in obtaining approval of our clinical trial protocol from an Institutional Review Board (“IRB”) to conduct a clinical trial at a prospective study site;

●	delays in recruiting patients to participate in a clinical trial, which may be due to the size of the patient population, eligibility criteria, protocol design, perceived risks and benefits of the drug, availability of other approved and standard of care therapies or, availability of clinical trial sites;

●	other clinical trials seeking to enroll subjects with similar profile;

●	failure of our clinical trials and clinical investigators to be in compliance with GCP;

●	unforeseen safety issues, including negative results from ongoing preclinical studies;

●	inability to monitor patients adequately during or after treatment;

●	difficulty recruiting and monitoring multiple study sites; and

●	failure of our third-party CROs clinical site organizations and other clinical trial managers, to satisfy their contractual duties, comply with regulations or meet expected deadlines; and

●	an insufficient number of patients who have, or are willing to have, a device implanted for monitoring and recording data.

In addition, any approvals we may obtain may not cover all of the clinical indications for which we seek approval or permit us to make claims of superiority over currently marketed competitive products. Also, an approval might contain significant limitations in the form of narrow indications, warnings, precautions or contraindications with respect to conditions of use. If the FDA determines that a risk evaluation and mitigation strategy (“REMS”) is necessary to ensure that the benefits of the drug outweigh the risks, we may be required to include as part of the NDA a proposed REMS that may include a package insert directed to patients, a plan for communication with healthcare providers, restrictions on a drug’s distribution, or a medication guide to provide better information to consumers about the drug’s risks and benefits. Finally, approval could be conditioned on our commitment to conduct further clinical trials, which we may not have the resources to conduct or which may negatively impact our financial situation.

The manufacture and tableting of Arakoda, Tafenoquine (all regimens), and Celgosivir is, or will be done, by third-party suppliers, who must also meet current Good Manufacturing Practices (“cGMP”) requirements and pass a pre-approval inspection of their facilities before we obtain marketing approval (now or in the future). All of our product candidates are prone to the risks of failure inherent in drug development. The results from preclinical animal testing and early human clinical trials may not be predictive of results obtained in later human clinical trials. Further, although a new product may show promising results in preclinical or early human clinical trials, it may subsequently prove unfeasible or impossible to generate sufficient safety and efficacy data to obtain necessary regulatory approvals. The data obtained from preclinical and clinical studies are susceptible to varying interpretations that may delay, limit or prevent regulatory approval, and the FDA and other regulatory authorities in the United States and elsewhere exercise substantial discretion in the drug approval process. The numbers, size and design of preclinical studies and clinical trials that will be required for FDA or other regulatory approval will vary depending on the product candidate, the disease or condition for which the product candidate is intended to be used and the regulations and guidance documents applicable to any particular product candidate. The FDA or other regulators can delay, limit or deny approval of any product candidate for many reasons, including, but not limited to:

●	side effects;

●	safety and efficacy;

●	defects in the design of clinical trials;

●	new understanding related to the pharmacology of other related drug products and their side effects;

●	the fact that the FDA or other regulatory officials may not approve our or our third-party manufacturer’s processes or facilities; or

●	the fact that new regulations may be enacted by the FDA or other regulators may change their approval policies or adopt new regulations requiring new or different evidence of safety and efficacy for the intended use of a product candidate.

In light of widely publicized events concerning the safety of certain drug products, regulatory authorities, members of Congress, the Government Accountability Office, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of certain drug products, revisions to certain drug labeling that further limit use of the drug products and establishment of risk management programs that may, for instance, restrict distribution of drug products. The increased attention to drug safety issues may result in a more cautious approach by the FDA to clinical trials and approval. Data from clinical trials may receive greater scrutiny with respect to safety and the product’s risk/benefit profile, which may make the FDA or other regulatory authorities more likely to terminate clinical trials before completion, or require longer or additional clinical trials that may result in substantial additional expense, and a delay or failure in obtaining approval or approval for a more limited indication than originally sought. Aside from issues concerning the quality and sufficiency of submitted preclinical and clinical data, the FDA may be constrained by limited resources from reviewing and determining the approvability of an NDA or regulatory supplement for Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications or of a Celgosivir NDA in a timely manner.

In pursuing clinical development of Tafenoquine (Arakoda or other regimen) for a non-malaria prevention indication, or Celgosivir for other indications, we will be required to amend existing prescribing information, or prepare a new NDA as appropriate. The FDA could approve Tafenoquine (Arakoda or other regimen) or Celgosivir, but without including some or all of the prescribing information that we have requested. For instance, the FDA could approve Tafenoquine (Arakoda or other regimen) or Celgosivir in a more limited patient population or require additional warnings in the drug’s label. This, in turn, could substantially and detrimentally impact our ability to successfully commercialize Tafenoquine (Arakoda or other regimen) or Celgosivir and effectively protect our intellectual property rights in Tafenoquine (Arakoda or other regimen) or Celgosivir.

We plan to proceed with a revised clinical trial of the Arakoda regimen of Tafenoquine for babesiosis (to include high-risk patients and a clinical primary endpoint as requested by FDA). At the time of this offering based on written and verbal feedback from FDA, we believe it is likely that our planned study, if it successfully meets its endpoint, would be pivotal, and therefore support regulatory approval of a supplementary NDA for the babesiosis treatment indication. There is a risk that in switching to a clinical endpoint as FDA has requested that the sample size of the study required to reach statistical significance is more than planned. If this risk is realized it may delay the timeline to reach an interim analysis, thereby harming our business.

It is possible that when the data from the Tafenoquine Babesiosis study are analyzed at the interim endpoint that (i) we will not achieve statistical significance, and (ii) the sample size required to reach statistical significance if we enroll more patients exceeds our financial capacity to complete the study. This would harm our business.

If we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of non-malaria prevention indications for Tafenoquine (Arakoda or other regimen) or Celgosivir in a timely manner, we may not be able to expand our business operations.

We currently have only a single product (Arakoda for malaria prevention) that has received regulatory approval for commercial sale. The process to develop, obtain regulatory approval for, and commercialize potential product candidates is long, complex and costly. Any future development of Tafenoquine (Arakoda or other regimen) for a non-malaria prevention indication, or Celgosivir, including initiating clinical trials, is dependent on obtaining additional financing, even if we enter into a strategic collaboration.

Failure to demonstrate that a product candidate, including Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or, in the future, Celgosivir, is safe and effective, or significant delays in demonstrating such safety and efficacy, would adversely affect our business. Failure to obtain marketing approval of Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir from appropriate regulatory authorities, or significant delays in obtaining such approval, would also adversely affect our business and could, among other things, preclude us from completing a strategic transaction or obtaining additional financing necessary to continue as a going concern.

Even if approved for sale, a product candidate must be successfully commercialized to generate value. Although we plan to undertake limited efforts through a contracts sales organization to begin commercialization activities for Arakoda for malaria prevention, we do not currently have the capital resources or management expertise to commercialize Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, or any of our other product candidates and, as a result, will need to complete a strategic transaction, or, alternatively, raise substantial additional funds to enable commercialization of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications), or Celgosivir, or any of our other product candidates, if approved. Failure to successfully provide for the commercialization of Arakoda for its current malaria prevention application, or Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, or any other product candidate, would damage our business.

If our product candidates receive regulatory approval, we would be subject to ongoing regulatory obligations and restrictions, and possible litigation exposure, which may result in significant expenses and limit our ability to develop and commercialize other potential products.

If a product candidate of ours is approved by the FDA or by another regulatory authority, we would be held to extensive regulatory requirements over product manufacturing, testing, distribution, labeling, packaging, adverse event reporting and other reporting to regulatory authorities, storage, advertising, marketing, promotion, distribution, and record keeping. Regulatory approvals may also be subject to significant limitations on the indicated uses or marketing of the product candidates. Potentially costly follow-up or post-marketing clinical studies may be required as a condition of approval to further substantiate safety or efficacy, or to investigate specific issues of interest to the regulatory authority. Previously unknown problems with the product candidate, including adverse events of unanticipated severity or frequency, may result in additional regulatory controls or restrictions on the marketing or use of the product or the need for post marketing studies, and could include suspension or withdrawal of the products from the market.

Furthermore, our third-party manufacturers and the manufacturing facilities that they use to make our product candidates are regulated by the FDA. Quality control and manufacturing procedures must continue to conform to cGMP after approval. Drug manufacturers and their subcontractors are required to register their facilities and products manufactured annually with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA, state and/or other foreign authorities. Any subsequent discovery of problems with a product, or a manufacturing or laboratory facility used by us or our collaborators, may result in restrictions on the product, or on the manufacturing or laboratory facility, including a withdrawal of the drug from the market or suspension of manufacturing. Any changes to an approved product, including the way it is manufactured or promoted, often require FDA approval before the product, as modified, can be marketed. We and our third-party manufacturers will also be subject to ongoing FDA requirements for submission of safety and other post-market information.

The marketing and advertising of our drug products by our collaborators or us will be regulated by the FDA, certain state agencies or foreign regulatory authorities including the Federal Trade Commission (“FTC”). Violations of these laws and regulations, including promotion of our products for unapproved “off-label” uses or failing to disclose risk information, are punishable by criminal and civil sanctions and may result in the issuance of enforcement letters or other enforcement action by the FDA, U.S. Department of Justice, state agencies, or foreign regulatory authorities that could jeopardize our ability to market the product.

In addition to these aforementioned FDA, state, and foreign regulations, the marketing of our drug products by us or our collaborators will be regulated by federal, state or foreign laws pertaining to health care “fraud and abuse,” such as the federal anti-kickback law prohibiting bribes, kickbacks or other remuneration for the order or recommendation of items or services reimbursed by federal health care programs. Many states have similar kickback laws applicable to items or services reimbursed by commercial insurers. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including the Medicare, Medicaid and Veterans Affairs healthcare programs. Because of the far-reaching nature of these laws, we may be required to discontinue one or more of our practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. Any violations of these laws, or any action against us for violations of these laws, even if we successfully defend against it, could have a material adverse effect on our business, financial condition and results of operations.

If we, our collaborators or our third-party manufacturers fail to comply with applicable continuing regulatory requirements, our business could be seriously harmed because a regulatory agency may:

●	issue untitled or warning letters;

●	suspend or withdraw our regulatory approval for approved products;

●	seize or detain products or recommend a product recall of a drug or medical device, or issue a mandatory recall of a medical device;

●	refuse import or export of any of our drug products;

●	refuse to approve pending applications or supplements to approved applications filed by us;

●	suspend our ongoing clinical trials;

●	restrict our operations, including costly new manufacturing requirements, or restrict the sale, marketing and/or distribution of our products;

●	seek an injunction;

●	pursue criminal prosecutions;

●	close the facilities of our contract manufacturers; or

●	impose civil or criminal penalties.

We could become subject to false claims litigation under federal statutes, which can lead to civil money penalties, restitution, criminal fines and imprisonment, and exclusion from participation in Medicare, Medicaid and other federal and state health care programs.

False claims statutes include the False Claims Act, which allows any person to bring a suit on behalf of the federal government alleging submission of false or fraudulent claims, or causing the submission of such false or fraudulent claims, under federal programs or contracts claims, or other violations of the statute, and to share in any amounts paid by the entity to the government in fines or settlement. These suits against pharmaceutical companies have increased significantly in volume and breadth in recent years. Some of these suits have been brought on the basis of certain sales practices promoting drug products for unapproved uses. This new growth in litigation has increased the risk that a pharmaceutical company will have to defend a false claim action, pay fines or restitution, or be excluded from the Medicare, Medicaid, Veterans Affairs and other federal and state healthcare programs as a result of an investigation arising out of such action. We may become subject to such litigation and, if we are not successful in defending against such actions, those actions may have a material adverse effect on our business, financial condition and results of operations.

We could also become subject to false claims litigation and consumer protection claims under state statutes, which also could lead to civil monetary penalties, restitution, criminal fines and imprisonment, and exclusion from participation in state health care programs. Of note, over the past few years there has been an increased focus on the sales and marketing practices of the pharmaceutical industry at both the federal and state level. Additionally, the law or regulatory policies governing pharmaceuticals may change. New statutory requirements may be enacted or additional regulations may be adopted that could prevent or delay regulatory approval of our product candidates or limit our ability to commercialize our products. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or elsewhere.

Failure to be included in formularies developed by MCOs and other organizations may impact the use of our products.

Managed Care Organizations (“MCOs”) and other third-party payers try to negotiate the pricing of medical services and products to control their costs. MCOs and pharmacy benefit managers typically develop formularies to reduce their cost for medications. These formularies can be based on the prices and therapeutic benefits of the available products. The breadth of the products covered by formularies varies considerably from one MCO to another, and many formularies include alternative and competitive products for treatment of particular medical conditions. Failure to be included in such formularies or to achieve favorable formulary status may negatively impact the use of our products. If our products are not included within an adequate number of formularies, additional coverage criteria are required or if the patient’s cost-sharing obligations are high, our market share and gross margins could be adversely impacted, which could have a material adverse effect on our business.

Even if we obtain regulatory approvals and market our products as planned, there is no guarantee of widespread market acceptance and the results of our efforts to commercialize our products are uncertain.

Even if we are able to obtain and maintain regulatory approvals for our products, the success of our products depends upon achieving and maintaining market acceptance. Commercializing products is time-consuming, expensive and unpredictable. Furthermore, the market for products that address unmet medical needs is highly speculative. If we overestimate the market opportunity for any of our products or candidates, or if we are unsuccessful in gaining market share, these factors could have a material adverse effect on our business. There can be no assurance that we will be able to successfully commercialize our products or gain market acceptance for such products, including in new markets. New product candidates that appear promising in development may fail to reach the market or may have only limited or no commercial success. If any of our products fail to gain, or lose, market acceptance, our revenues could be adversely impacted, which in turn could have a material adverse effect on our business.

Levels of market acceptance for our products could be impacted by several factors, some of which are not within our control, including, among others:

●	safety, efficacy, convenience and cost-effectiveness of our products as compared to products of our competitors;

●	scope of approved uses and marketing approval;

●	availability of patent or regulatory exclusivity;

●	timing of market approvals and market entry;

●	availability of alternative products from our competitors;

●	acceptance of the price of our products;

●	the shelf life of our products;

●	effectiveness of our sales forces and promotional efforts;

●	the level of reimbursement of our products;

●	acceptance of our products on government and private formularies;

●	ability to market our products effectively at the retail level or in the appropriate setting of care; and

●	reputation of our products.

Unexpected safety, efficacy or other concerns, whether actual or perceived, about our products may arise which could have a material adverse effect on our business and operations.

Unexpected safety or efficacy concerns can arise with respect to our products, whether or not scientifically justified. These concerns are especially more likely to arise when our products are used or studied over longer periods of time or used by a wider group of patients, some of whom may be taking other medicines or have additional underlying health problems. Such developments can potentially result in product recalls, withdrawals (by us of our products from the market or withdrawal of NDA/marketing authorization by the FDA or other regulators), and/or declining sales, as well as product liability, consumer fraud and/or other claims, any of which could have a material adverse effect on our business.

Any negative publicity about any of our products, such as the discovery of safety or efficacy issues, adverse events involving our products or even public rumors about such events, could have a material adverse effect on our business. In addition, the discovery of one or more significant problems with a product similar to one of our products that implicates (or are perceived to implicate) an entire class of products, or the withdrawal or recall of such similar products, could have an adverse effect on the sales of our products. New data about our products, or products similar to our products, could also cause us reputational harm and could negatively impact demand for our products (or result in product withdrawal), due to real or perceived side effects or uncertainty regarding safety or efficacy.

Reliance on third parties to commercialize Arakoda, Tafenoquine (Arakoda or other regimen) Celgosivir or our other product candidates could negatively impact our business. If we are required to establish a direct sales force in the United States and are unable to do so, our business may be harmed.

We have received FDA approval of Arakoda for malaria prevention. Arakoda entered the U.S. commercial supply chain in the third quarter of 2019. Sales have been limited due to the impact of the COVID-19 pandemic, and we accordingly suspended our efforts to build internal sales and marketing capability. Re-establishing such sales and marketing capability for the malaria indication would require substantial additional resources.

Future commercialization of Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, or any other product candidate, if approved, particularly the establishment of a sales organization, will require substantial additional capital resources. We currently intend to pursue a strategic partnership alternative for the commercialization of Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, if it is approved, and we have suspended our efforts to build internal sales, marketing, and distribution capabilities. If we elect to rely on third parties to sell Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir and any other products, then we may receive less revenue than if we sold such products directly. In addition, we may have little or no control over the sales efforts of those third parties. If we are unable to complete a strategic transaction, we would be unable to commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, or any other product candidate without substantial additional capital. Even if such capital were secured, we would be required to rely on our existing distribution network in place through prime vendors for sales and marketing and capabilities, since we lack our own internal resources to directly sell and market Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir in the United States. None of our current employees have experience in establishing and managing a sales force.

In the event we are unable to establish an effective sales channel for Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir and other selected product candidates, either directly or through third parties via a strategic transaction, the commercialization of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir, if approved, may be delayed indefinitely and our revenues will be impaired.

Off-label use of Arakoda by physicians exposes us to regulatory scrutiny and safety risks

Physicians in the United States have the legal authority to prescribe FDA-approved medications in a manner other than described in prescribing information (off-label use). Off-label use of Arakoda to treat Babesiosis is increasing and might result in increased reports of adverse events or reports of adverse events not previously observed in clinical trials for the approved indication. The Company does not make efficacy or safety claims regarding the use of Arakoda for Babesiosis, but does educate the medical community about its research plans for babesiosis and data from the scientific literature that may facilitate more informed prescribing decisions. We are careful to highlight that Arakoda has not been approved by FDA for use in the treatment or prevention of Babesiosis. Despite these precautions, it is possible that the FDA might take actions to attempt to restrict the off-label use of Arakoda, including potentially withdrawing marketing approval, particularly if new, unstudied safety signals emerge. If this risk materializes it would harm our business.

We may explore new strategic collaborations that may never materialize or may fail.

We may, in the future, periodically explore a variety of new strategic collaborations in an effort to gain access to additional product candidates or resources. At the current time, we cannot predict what form such a strategic collaboration might take. We are likely to face significant competition in seeking appropriate strategic collaborators, and these strategic collaborations can be complicated and time-consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any additional strategic collaborations because of the numerous risks and uncertainties associated with establishing strategic collaborations.

We have no manufacturing capacity, which puts us at risk of lengthy and costly delays of bringing our products to market.

We do not currently operate manufacturing facilities for clinical or commercial production of our product candidates, including their API. We have no experience in drug formulation or manufacturing, and we lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We do not intend to develop Company-owned facilities for the manufacture of product candidates for clinical trials or commercial purposes in the foreseeable future. We have contracted with Piramal to manufacture the API for Arakoda. For drug product, we previously contracted with Piramal to manufacture the Arakoda tablets (and placebos) for commercial and clinical use and with PCI in the United States for secondary packaging. In addition, we contracted with a separate service provider for packaging and distribution of our clinical trial materials. We may also need to contract with similar manufacturers for similar services in connection with any planned or future clinical trials of Arakoda and Celgosivir.

Our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to successfully produce, store and distribute our products. In addition, these manufacturers may have staffing difficulties, may not be able to manufacture our products on a timely basis or may become financially distressed. In the event of errors in forecasting production quantities required to meet demand, natural disaster, equipment malfunctions or failures, technology malfunctions, strikes, lock-outs or work stoppages, regional power outages, product tampering, war or terrorist activities, actions of regulatory authorities, business failure, strike or other difficulty, we may be unable to find an alternative third-party manufacturer in a timely manner and the production of our product candidates would be interrupted, resulting in delays and additional costs, which could impact our ability to commercialize and sell our product candidates. We or our contract manufacturers may also fail to achieve and maintain required manufacturing standards, which could result in patient injury or death, product recalls or withdrawals, an order by governmental authorities to halt production, delays or failures in product testing or delivery, stability testing failures, cost overruns or other problems that could seriously hurt our business.

Contract manufacturers also often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. In addition, our contract manufacturers are subject to ongoing inspections and regulation by the FDA, the U.S. Drug Enforcement Agency and corresponding foreign and state agencies and they may fail to meet these agencies’ acceptable standards of compliance. If our contract manufacturers fail to comply with applicable governmental regulations, such as quality control, quality assurance and the maintenance of records and documentation, we may not be able to continue production of the API or finished product. If the safety of any API or product supplied is compromised due to failure to adhere to applicable laws or for other reasons, this may jeopardize our regulatory approval for Arakoda for malaria prevention, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, or Celgosivir and other product candidates, and we may be held liable for any injuries sustained as a result. Upon the occurrence of one of the aforementioned events, the ability to switch manufacturers may be difficult for a number of reasons, including:

●	the number of potential manufacturers is limited and we may not be able to negotiate agreements with alternative manufacturers on commercially reasonable terms, if at all;

●	long lead times are often needed to manufacture drugs;

●	the manufacturing process is complex and may require a significant learning curve; and

●	the FDA must approve any replacement prior to manufacturing, which requires new testing and compliance inspections.

Our contract manufacturers are subject to significant regulation with respect to the manufacturing of our products.

All entities involved in the preparation of a product candidate for clinical trials or commercial sale, including our contract manufacturing organizations used for bulk product manufacturing and filling and finishing of our bulk product, are subject to extensive regulation. Components of a finished product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP. These regulations govern manufacturing processes and procedures, including record keeping, and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. The facilities and quality systems of some or all of our third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of any regulatory approval of our product candidates. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or the associated quality systems for compliance with the regulations applicable to the activities being conducted.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our third-party contractors or raw material suppliers. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, the relevant regulatory authority may require remedial measures that may be costly and time-consuming to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of a facility. Our third-party contractors or raw material suppliers may refuse to implement remedial measures required by regulatory authorities. Any failure to comply with applicable manufacturing regulations or failure to implement required remedial measures imposed upon third parties with whom we contract could materially harm our business.

We rely on relationships with third-party contract manufacturers and raw material suppliers, which limits our ability to control the availability of, and manufacturing costs for, our product candidates.

Problems with any of our contract manufacturers’ or raw material suppliers’ facilities or processes, could prevent or delay the production of adequate supplies of finished products. This could delay clinical trials or delay and reduce commercial sales and materially harm our business. Any prolonged delay or interruption in the operations of our collaborators’ facilities or contract manufacturers’ facilities could result in cancellation of shipments, loss of components in the process of being manufactured or a shortfall in availability of a product candidate or products. A number of factors could cause interruptions, including, but not limited to:

●	the inability of a supplier to provide raw materials;

●	equipment malfunctions or failures at the facilities of our collaborators or suppliers;

●	high process failure rates;

●	damage to facilities due to natural or man-made disasters;

●	changes in regulatory requirements or standards that require modifications to our or our collaborators’ and suppliers’ manufacturing processes;

●	action by regulatory authorities or by us that results in the halting or slowdown of production of components or finished product at our facilities or the facilities of our collaborators or suppliers;

●	problems that delay or prevent manufacturing technology transfer to another facility, contract manufacturer or collaborator with subsequent delay or inability to start up a commercial facility;

●	a contract manufacturer or supplier going out of business, undergoing a capacity shortfall or otherwise failing to produce product as contractually required;

●	employee or contractor misconduct or negligence; and

●	shipping delays, losses or interruptions; and other similar factors.

Because manufacturing processes are complex and are subject to a lengthy regulatory approval process, alternative qualified production capacity and sufficiently trained or qualified personnel may not be available on a timely or cost-effective basis or at all. Difficulties or delays in our contract manufacturers’ production of drug substances could delay our clinical trials, increase our costs, damage our reputation and cause us to lose revenue and market share if we are unable to timely meet market demand for any products that are approved for sale.

The manufacturing process for our product candidates has several components that are sourced from a single manufacturer. If we utilize an alternative manufacturer or alternative component, we may be required to demonstrate comparability of the drug product before releasing the product for clinical use and we may not be able to find an alternative supplier.

Further, if our contract manufacturers are not in compliance with regulatory requirements at any stage, including post-marketing approval, we may be fined, forced to remove a product from the market and/or experience other adverse consequences, including delays, which could materially harm our business.

Even if one of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable.

Physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

Efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may not be successful. If any of our product candidates is approved but does not achieve an adequate level of market acceptance, we may not generate significant revenues and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety of the product;

●	the potential advantages of the product compared to competitive therapies;

●	the prevalence and severity of any side effects;

●	the clinical indications for which the product is approved;

●	whether the product is designated under physician treatment guidelines as a first-, second- or third-line therapy;

●	the product’s convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try, and of physicians to prescribe, the product;

●	limitations or warnings, including distribution or use restrictions contained in the product’s approved labeling;

●	the approval of other new products for the same indications;

●	changes in the standard of care for the targeted indications for the product; and

●	availability and amount of coverage and reimbursement from government payors, managed care plans and other third-party payors.

Our future growth depends on our ability to successfully commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir and our other product candidates, and we can provide no assurance that we will successfully commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir and other product candidates.

Our future growth depends on our ability to successfully commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir, and our other product candidates, including our ability to:

●	conduct additional clinical trials and develop and obtain regulatory approval for Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir ,or other product candidates;

●	successfully partner a companion genetic test (if required by the FDA) with the commercialization of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, and Celgosivir;

●	pursue additional indications for Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, and Celgosivir, and develop other product candidates, including other therapies; and

●	obtain commercial quantities of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, and Celgosivir, or other product candidates at acceptable cost levels.

Any one of these or other factors could affect our ability to successfully commercialize products.

If approved by the FDA, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, and Celgosivir, will be entering a competitive marketplace and may not succeed.

Our commercial opportunity may be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient or are less expensive than Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications and Celgosivir. If products with any of these properties are developed, or any of the existing products are better marketed, then Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications and Celgosivir could be rendered obsolete and noncompetitive. Further, public announcements regarding the development of any such competing drugs could adversely affect the market price of our common stock and the value of our assets.

State-specific regulatory activities may negatively affect our business.

In the United States, individual state governments regulate certain aspects of the pharmaceutical industry including price transparency, requirements in some cases to obtain state licenses, compliance with cGMPs, and for environmental stewardship/take-back programs. For distribution of Arakoda, we have employed a “title model” approach to distribution which limits the extent of state licenses required, and we have contracted with third-party organizations to ensure we are participating in appropriate stewardship/take programs, and have complied (or have a process in place to comply) with state licensing/price transparency requirements that we are aware of. However, we cannot guarantee that we will be compliant with all state regulations, or that we will become aware of and act on any new requirements (which are constantly changing) in time to ensure 100% compliance at all times. State compliance is expensive and new requirements may impose new costs we were not previously aware of.

Health care reform measures could materially and adversely affect our business.

The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. The U.S. Congress has enacted legislation to reform the health care system. While we anticipate that this legislation may, over time, increase the number of patients who have insurance coverage for pharmaceutical products, it also imposes cost containment measures that may adversely affect the amount of reimbursement for pharmaceutical products. These measures include increasing the minimum rebates for products covered by Medicaid programs and extending such rebates to drugs dispensed to Medicaid beneficiaries enrolled in Medicaid managed care organizations as well as expansion of the 340(B) Public Health Services drug discount program. In addition, such legislation contains a number of provisions designed to generate the revenues necessary to fund the coverage expansion, including new fees or taxes on certain health-related industries, including medical device manufacturers. Each medical device manufacturer has to pay an excise tax (or sales tax) in an amount equal to 2.3% of the price for which such manufacturer sells its medical devices. Such excise taxes may impact any potential sales of the genetic test if it is approved for marketing. On January 22, 2018, legislation was enacted suspending the medical device tax in 2018 and 2019. In December 2019, a permanent repeal of the medical device tax was enacted. In foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control and we expect to see continued efforts to reduce healthcare costs in international markets.

In August 2022, the Inflation Reduction Act of 2022 was signed into law. This law requires the federal government to negotiate prices for a small number of high-cost drugs covered under Medicare, requires drug manufacturers to pay rebates to Medicare if they increase prices faster than inflation for drugs used by Medicare beneficiaries, and caps Medicare beneficiaries’ out-of-pocket spending under the Medicare Part D benefit. This legislation could create more demand for negotiated drug prices and further government control of prescription drug pricing. Future legal restrictions regarding our ability to price our drugs could affect our revenues and our business going forward.

Additionally, federal, state and local governments continue to consider legislation to limit the growth of healthcare costs, including the cost of prescription drugs and combination products. Since 2017, several states and local governments have either implemented or are considering implementation of price transparency legislation that may prevent or limit our ability to take price increases at certain rates or frequencies. If adequate reimbursement levels are not maintained by government and other third-party payers for our products, our ability to sell our products may be limited and our ability to establish acceptable pricing levels may be impaired, thereby reducing anticipated revenues and profitability. Further, the pace of change and varying demands of state requirements may render it very difficult to comply with these various laws, and failure to comply with these regulations could expose us to substantial financial penalties and the potential for adverse publicity.

Some states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for drugs. It is likely that federal and state legislatures and health agencies will continue to focus on additional health care reform in the future although we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. We or any strategic partner’s ability to commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria indications, Celgosivir, or any other product candidates that we may seek to commercialize, is highly dependent on the extent to which coverage and reimbursement for these product candidates will be available from government payors, such as Medicare and Medicaid, private health insurers, including managed care organizations, and other third-party payors, and any change in reimbursement levels could materially and adversely affect our business. Further, the pendency or approval of future proposals or reforms could result in a decrease in our stock price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on our business.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we have established, comply with federal and state health-care fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.

Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant civil, criminal, and administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from governmental funded healthcare programs, such as Medicare and Medicaid, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws.

Our competitors may be better positioned in the marketplace and thereby may be more successful than us at developing, manufacturing and marketing approved products.

Many of our competitors currently have significantly greater financial resources and expertise in conducting clinical trials, obtaining regulatory approvals, and managing manufacturing and marketing approved products than us. Other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. In addition, these third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring therapies and therapy licenses complementary to our programs or advantageous to our business. We expect that our ability to compete effectively will depend upon our ability to:

●	successfully and rapidly complete clinical trials for any product candidates and obtain all requisite regulatory approvals in a cost-effective manner;

●	build an adequate sales and marketing infrastructure, raise additional funding, or enter into strategic transactions enabling the commercialization of our products;

●	develop competitive formulations of our product candidates;

●	attract and retain key personnel; and

●	identify and obtain other product candidates on commercially reasonable terms.

We compete in an industry characterized by extensive research and development efforts and rapid technological progress. New discoveries or commercial developments by our competitors could render our potential products obsolete or non-competitive.

New developments occur and are expected to continue to occur at a rapid pace in our industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. New data from commercial and clinical-stage products continue to emerge and it is possible that these data may alter current standards of care, completely precluding us from further developing our product candidates or preventing us from getting them approved by regulatory agencies. Further, it is possible that we may initiate a clinical trial or trials for our product candidates, only to find that data from competing products make it impossible for us to complete enrollment in these trials, resulting in our inability to file for marketing approval with regulatory agencies. Even if these products are approved for marketing in a particular indication or indications, they may have limited sales due to particularly intense competition in these markets.

We expect to compete with fully integrated and well-established pharmaceutical and biotechnology companies in the near- and long-term. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we do and represent substantial long-term competition for us. Such companies may succeed in discovering and developing pharmaceutical products more rapidly than we do or pharmaceutical products that are safer, more effective or less costly than any that we may develop. Such companies also may be more successful than we are in manufacturing, sales and marketing. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations also conduct clinical trials, seek patent protection and establish collaborative arrangements for the development of product candidates.

We expect competition among products will be based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capabilities, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop safer and more effective products, commercialize products earlier than we do, or obtain patent protection or intellectual property rights that limit our ability to commercialize our products.

There can be no assurance that our issued patents or pending patent applications, if issued, will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us with proprietary protection or a competitive advantage.

We would be subject to applicable regulatory approval requirements of the foreign countries in which we market our products, which are costly and may prevent or delay us from marketing our products in those countries.

In addition to regulatory requirements in the United States, we would be subject to the regulatory approval requirements in each foreign country where we market our products. Also, we might be required to identify one or more collaborators in these foreign countries to develop, seek approval for and manufacture our products and any companion genetic test that may be required for Arakoda or Celgosivir. If we decide to pursue regulatory approvals and commercialization of our product candidates internationally, we may not be able to obtain the required foreign regulatory approvals on a timely basis, if at all, and any failure to do so may cause us to incur additional costs or prevent us from marketing our products in foreign countries, which may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

We and our partners may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act of 1914), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”). Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

In addition, the California Consumer Privacy Act, as amended (“CCPA”), became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information (subject to certain exceptions), opt out of certain personal information sharing, correct inaccurate personal information that a business has about them and limit the use and disclosure of sensitive personal information collected about them and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined) and provide such consumers new ways to opt-out of certain sales of personal information and the right not to be discriminated against for exercising these rights. The CCPA also gives consumers the right to request disclosure of information collected about them and whether that information has been sold or shared with others.

The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although there are limited exemptions for clinical trial data and the CCPA’s implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, the CCPA may increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

Foreign data protection laws, including, without limitation, the European Union Directive 95/46/EC, or the Directive, and the European Union’s General Data Protection Regulation (“GDPR”), that became effective in May 2018, and member state data protection legislation, may also apply to health-related and other personal information obtained outside of the United States. These laws impose strict obligations on the ability to process health-related and other personal information of data subjects in the European Union and the United Kingdom, including in relation to use, collection, analysis, and transfer (including cross-border transfer) of such personal information. These laws include several requirements relating to the consent of the individuals to whom the personal data relates, limitations on data processing, establishing a legal basis for processing, notification of data processing obligations or security incidents to appropriate data protection authorities or data subjects, the security and confidentiality of the personal data and various rights that data subjects may exercise.

The Directive and the GDPR prohibit, without an appropriate legal basis, the transfer of personal data to countries outside of the European Economic Area (“EEA”), such as the United States, which are not considered by the European Commission to provide an adequate level of data protection. Switzerland has adopted similar restrictions. Although there are legal mechanisms to allow for the transfer of personal data from the EEA and Switzerland to the United States, uncertainty about compliance with European Union data protection laws remains. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the EEA to the United States could result in further limitations on the ability to transfer personal data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the European Union-U.S. and Swiss-U.S. Privacy Shield framework. Additionally, other countries have passed or are considering passing laws requiring local data residency.

Under the GDPR, regulators may impose substantial fines and penalties for non-compliance. Companies that violate the GDPR can face fines of up to the greater of 20 million Euros or 4% of their worldwide annual turnover (revenue). The GDPR increases our responsibility and potential liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR and other EU and international data protection rules.

Compliance with U.S. and foreign privacy and security laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose data, or in some cases, impact our or our partners’ or suppliers’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. Failure to comply with U.S. and foreign data protection laws and regulations could result in government investigations and enforcement actions (which could include civil or criminal penalties), fines, private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Because we have multiple product candidates in our clinical pipeline and are considering a variety of target indications, we may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our research and development efforts on those product candidates and specific indications that we believe are the most promising. As a result, we may forego or delay our pursuit of opportunities with other product candidates or other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. We may in the future spend our resources on other research programs and product candidates for specific indications that ultimately do not yield any commercially viable products. Furthermore, if we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights.

We must meet post-marketing requirements associated with the Arakoda NDA imposed by the FDA. Failure to complete such requirements, or delays due to lack of resources or other factors, may negatively impact our business.

When the FDA approved the Arakoda NDA in August 2018, it imposed post-marketing requirements on us, including associated timelines. We have made substantial progress in meeting all such requirements and recently published data from a clinical trial related to one of them. However, we have experienced delays in our ability to execute our observational and pediatric study requirements and are in discussion with the FDA regarding future plans relating to our pediatric program. We may experience new or additional delays in the future on one or more of its post-marketing requirements in the future. As of the date of this prospectus, we have not received acknowledgement from the FDA that any of the post-marketing requirements are completed nor been referred for enforcement action due to delays in our post-marketing studies. If we fail to meet FDA requirements, experiences additional delays or is referred for enforcement action, we might require diversion of managerial and capital resources from planned research and development to completion of post-marketing requirements, or the FDA might revoke the NDA for Arakoda, and therefore harm the business. In the future, regulators may impose additional post-marketing requirements for Arakoda for malaria or other indications, or in relation to our products. This situation would require expensive clinical or non-clinical studies that might damage our financial position.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We may engage third parties for clinical trials outside of the United States, to sell our products abroad once we enter a commercialization phase, and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors, and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

The U.S. economy has recently experienced the highest rates of inflation since the 1980s. Historically, we have not experienced significant inflation risk in our business. However, our ability to raise our product prices depends on market conditions and there may be periods during which we are unable to fully recover increases in our costs. In addition, the global economy suffers from slowing growth and rising interest rates, and many economists believe that a global recession may begin in the near future. If the global economy slows, our business would likely be adversely affected.

Also, the global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions.

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of common stock and investor interest in us.

The Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

We could be subject to lawsuits.

We may be party to lawsuits, settlement discussions, mediations, arbitrations and other disputes, including patent and product liability claims, whether brought by companies, individuals or governmental authorities. These matters may result in a loss of patent protection, reduced revenue, incurrence of significant liabilities and diversion of our management’s time, attention and resources. Our insurance coverage may not provide adequate protection against actual losses. In addition, we are subject to the risk that one or more of our insurers may become insolvent and become unable to pay claims that may be made in the future. Even if we maintain adequate insurance, claims could have a material adverse effect on our financial condition, liquidity and results of operations and on our ability to obtain suitable, adequate or cost-effective insurance in the future. Litigation and other disputes, including any adverse outcomes, may have an adverse impact on our business, operations or financial condition. Even claims without merit could subject us to adverse publicity and require us to incur significant legal fees.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation, the loss of such assets would have a severe negative affect on our operations and liquidity.

We may maintain our cash assets at certain financial institutions in the U.S. in amounts that may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

Risks Related to Intellectual Property and Other Legal Matters

If product liability lawsuits are successfully brought against us, then we will incur substantial liabilities and may be required to limit commercialization of Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir or other product candidates.

We may face product liability exposure related to the testing of our product candidates in human clinical trials, and may face exposure to claims by an even greater number of persons once we begin marketing and distributing our products commercially. If we cannot successfully defend against product liability claims, then we will incur substantial liabilities.

Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for our products and product candidates;

●	injury to our reputation;

●	withdrawal of clinical trial participants;

●	costs of related litigation;

●	substantial monetary awards to patients and others;

●	loss of revenues; and

●	the inability to commercialize our products and product candidates.

We have obtained limited product liability insurance coverage. Such coverage, however, may not be adequate or may not continue to be available to us in sufficient amounts or at an acceptable cost, or at all. We may not be able to obtain commercially reasonable product liability insurance for any product candidate.

Defending against claims relating to improper handling, storage or disposal of hazardous chemicals, radioactive or biological materials could be time consuming and expensive.

Our research and development of product candidates may involve the controlled use of hazardous materials, including chemicals, radioactive and biological materials. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from the materials. Various laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. We may be sued or be required to pay fines for any injury or contamination that results from our use or the use by third parties of these materials. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

Third parties may own or control patents or patent applications that we may be required to license to commercialize our product candidates or that could result in litigation that would be costly and time consuming.

Our or any strategic partner’s ability to commercialize Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir, and other product candidates depends upon our ability to develop, manufacture, market and sell these drugs without infringing the proprietary rights of third parties. A number of pharmaceutical and biotechnology companies, universities and research institutions have or may be granted patents that cover technologies similar to the technologies owned by or licensed to us. We may choose to seek, or be required to seek, licenses under third-party patents, which would likely require the payment of license fees or royalties or both. We may also be unaware of existing patents that may be infringed by Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications or Celgosivir, the genetic testing we intend to use in connection with Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir or our other product candidates. Because patent applications can take many years to issue, there may be other currently pending applications that may later result in issued patents that are infringed by Arakoda, Tafenoquine (Arakoda or other regimen) for non-malaria prevention indications, Celgosivir or our other product candidates. Moreover, a license may not be available to us on commercially reasonable terms, or at all.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. If a third-party claims that we are infringing on its technology, then our business and results of operations could be harmed by a number of factors, including:

●	infringement and other intellectual property claims, even if without merit, are expensive and time-consuming to litigate and can divert management’s attention from our core business;

●	monetary damage awards for past infringement can be substantial;

●	a court may prohibit us from selling or licensing product candidates unless the patent holder chooses to license the patent to us; and

●	if a license is available from a patent holder, we may have to pay substantial royalties.

We may also be forced to bring an infringement action if we believe that a competitor is infringing our protected intellectual property. Any such litigation will be costly, time-consuming and divert management’s attention, and the outcome of any such litigation may not be favorable to us.

Our intellectual property rights may not preclude competitors from developing competing products and our business may suffer.

Our competitive success will depend, in part, on our ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including intellectual property that we license. The patent positions of biotechnology companies involve complex legal and factual questions, and we cannot be certain that our patents and licenses will successfully preclude others from using our technology. Consequently, we cannot be certain that any of our patents will provide significant market protection or will not be circumvented or challenged and found to be unenforceable or invalid. In some cases, patent applications in the United States and certain other jurisdictions are maintained in secrecy until patents issue, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the priority of inventions covered by pending patent applications. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using such technology. Regardless of merit, the listing of patents in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (which is commonly referred to as the “Orange Book”) for Arakoda, Celgosivir may be challenged as being improperly listed. We may have to defend against such claims and possible associated antitrust issues. We could also incur substantial costs in seeking to enforce our proprietary rights against infringement.

We may not be able to effectively protect our intellectual property rights in some foreign countries, as our patents are limited by jurisdiction and many countries do not offer the same level of legal protection for intellectual property as the United States.

We require our employees, consultants, business partners and members of our scientific advisory board to execute confidentiality agreements upon the commencement of employment, consulting or business relationships with us. These agreements provide that all confidential information developed or made known during the course of the relationship with us be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions resulting from work performed for us, utilizing the property or relating to our business and conceived or completed by the individual during employment shall be our exclusive property to the extent permitted by applicable law.

Third parties may breach these and other agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. Third parties could also fail to take necessary steps to protect our licensed intellectual property, which could seriously harm our intellectual property position.

If we are not able to protect our proprietary technology, trade secrets and know-how, then our competitors may develop competing products. Any issued patent may not be sufficient to prevent others from competing with us. Further, we have trade secrets relating to Arakoda, Celgosivir, and such trade secrets may become known or independently discovered. Our issued patents and those that may issue in the future, or those licensed to us, may be challenged, opposed, invalidated or circumvented, which could allow competitors to market similar products or limit the patent protection term of our product candidates. All of these factors may affect our competitive position.

If the manufacture, use or sale of our products infringe on the intellectual property rights of others, we could face costly litigation, which could cause us to pay substantial damages or licensing fees and limit our ability to sell some or all of our products.

Extensive litigation regarding patents and other intellectual property rights has been common in the biopharmaceutical industry. Litigation may be necessary to assert infringement claims, enforce patent rights, protect trade secrets or know-how and determine the enforceability, scope and validity of certain proprietary rights. Litigation may even be necessary to defend disputes of inventorship or ownership of proprietary rights. The defense and prosecution of intellectual property lawsuits, U.S. Patent and Trademark Office interference proceedings, and related legal and administrative proceedings (e.g., a re-examination, inter partes review, or post-grant review) in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time-consuming to pursue, and their outcome is uncertain.

Regardless of merit or outcome, our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our stock price to decline. Adverse outcomes in patent litigation may potentially subject us to antitrust litigation which, regardless of the outcome, would adversely affect our business. An adverse determination may subject us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may include substantial cost and ongoing royalties. Licenses may not be available from third parties, or may not be obtainable on satisfactory terms. An adverse determination or a failure to obtain necessary licenses may restrict or prevent us from manufacturing and selling our products, if any. These outcomes could materially harm our business, financial condition and results of operations.

Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and Ex-US could increase the uncertainties and costs. Recent patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), signed into law in the United States on September 16, 2011, could increase those uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third-party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

The patent protection and patent prosecution for some of our product candidates is dependent or may be dependent in the future on third parties.

While we normally seek and gain the right to fully prosecute the patents relating to our product candidates, there may be times when platform technology patents or product-specific patents that relate to our product candidates are controlled by our licensors. In addition, our licensors and/or licensees may have back-up rights to prosecute patent applications in the event that we do not do so or choose not to do so, and our licensees may have the right to assume patent prosecution rights after certain milestones are reached. If any of our licensing collaborators fails to appropriately prosecute and maintain patent protection for patents covering any of our product candidates, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products.

We may not be able to protect our intellectual property rights throughout the world.

Patents are of national or regional effect, and filing, prosecuting and defending patents on all of our product candidates throughout the world would be prohibitively expensive. As such, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Further, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals or biologics, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. In addition, certain developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third-party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patent rights are of limited duration. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such product candidates are commercialized. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from biosimilar or generic products. A patent term extension based on regulatory delay may be available in the U.S. However, only a single patent can be extended for each marketing approval, and any patent can be extended only once, for a single product. Moreover, the scope of protection during the period of the patent term extension does not extend to the full scope of the claim, but instead only to the scope of the product as approved. Laws governing analogous patent term extensions in foreign jurisdictions vary widely, as do laws governing the ability to obtain multiple patents from a single patent family. Additionally, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. If we are unable to obtain patent term extension or restoration, or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our product will be shortened and our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially.

The earliest Paragraph IV certification date for Arakoda has passed. Generic companies may file an ANDA at any time, and successful challenge of our malaria use patents would negatively impact our business.

The Prescription Drug User Fee Act date for Arakoda is August 8, 2018, and the beginning date for marketing exclusivity associated with the product’s API was July 20, 2018. The exclusivity ending date for Arakoda was July 20, 2023. These dates are relevant because it means that the earliest date a generic company could file an abbreviated new drug application (“ANDA”), claiming such an application does not infringe our Orange Book listed patents was July 20, 2022. Any generic company filing such an ANDA with FDA, must notify us within 20 calendar days of receiving acknowledgement from the FDA of receipt of such an ANDA. Thus, the earliest date we could have received such a notification was August 9, 2022.

As of the date of this prospectus, to the best of our knowledge, no such notice has been received by us. However, such a notice might be received at any time. Such a notice might require us to undertake expensive litigation to defend our patents related to Arakoda’s malaria indication, thereby diverting funds away from critical research and development efforts for Tafenoquine (Arakoda or other regimen) for other indications. This potential litigation and the related expenditure may harm our business. Additionally, the approval of any ANDA would increase competition and most likely drive down prices for Arakoda.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our product candidates, our competitive position would be adversely affected.

Risks Related to this Offering and Ownership of our Common Stock

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 150,000,000 shares of common stock, of which approximately 126,000,000 remain available for issuance, including shares of common stock issuable upon the exercise of outstanding warrants. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or, if our common stock is listed on Nasdaq at the time of the transaction, under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice delivered to the Sales Agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Sales Agent in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-19 of this prospectus or further information.

We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Our common stock is currently listed on Nasdaq and we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted.

On February 27, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq stating that for the 30 consecutive business day period between January 11, 2024 and February 27, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until August 26, 2024, to regain compliance with the Bid Price Rule.

To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to August 26, 2024.

There can be no assurance that we will maintain compliance with the Bid Price Rule or any of the other Nasdaq continued listing requirements. If the common stock is delisted, it could be more difficult to buy or sell the common stock or to obtain accurate quotations, and the price of the shares of common stock could suffer a material decline. Delisting could also impair our ability to raise capital.

In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

If you purchase shares of our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares if the offering price per share is greater than the as adjusted net tangible book value per share at the time of issuance.

The public offering price of our common stock will vary from time to time as this offering is an at-the-market offering. Therefore, if you purchase shares of our common stock in this offering at a price per share that exceeds our as adjusted net tangible book value per share at the time of issuance, you may suffer immediate and substantial dilution per share in the as adjusted net tangible book value of common stock purchased. Although there is no dilution to investors in this offering using an assumed offering price of $0.25, which was the last reported sale price of our common stock on Nasdaq on July 11, 2024, investors should be aware of the possibility of dilution. To the extent shares are issued under outstanding options or warrants, you will incur further dilution.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If there is no active public market for our common stock, you may be unable to sell your shares at or above your purchase price.

Although our common stock is listed on Nasdaq, an active trading market for our shares may not be sustained following the purchase of your common stock. You may be unable to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “would,” “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products and services, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $1,253,603 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, working capital, and executing the Strategy described herein. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, products or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our commercialization efforts, research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

PLAN OF DISTRIBUTION

We have entered into an At the Market Offering Agreement, dated July 12, 2024 with WallachBeth Capital LLC under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $5,000,000 from time to time through the Sales Agent. Any such sales will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock in the United States or to or through a market maker.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, subject to the terms and conditions of the Sales Agreement, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Capital Market following each day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Sales Agent with respect to the sales. The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the second trading day following the date on which the sale was made, or such shorter settlement cycle that is in effect under Exchange Act Rule 15c6-1 from time to time. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

We will pay the Sales Agent a commission equal to 4.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel up to $2,500 per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $117,645. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

In connection with the sale of the shares of common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The Sales Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. TroyGould PC, located in Los Angeles, California, is acting as counsel to WallachBeth Capital LLC in this offering.

EXPERTS

RBSM LLP, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of RBSM LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://60degreespharma.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	The Registrant’s Preliminary Schedule 14A, filed with the SEC on May 3, 2024, and the Registrant’s Definitive Schedule 14A, filed with the SEC on May 30, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 2, 2024, February 20, 2024, and February 28, 2024 to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on June 27, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (202) 327-5422 or by writing to us at the following address:

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW Suite 1000
Washington, D.C. 20036

Attn: Geoffrey Dow, Chief Executive Officer and President

$1,253,306

Common Stock

60 Degrees Pharmaceuticals, Inc.

PROSPECTUS SUPPLEMENT

WallachBeth Capital LLC

July 12, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee		$2,214
FINRA filing fee		*
Legal fees and expenses		*
Printing fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Warrant agent fees and expenses		*
Trustee fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

Item 16. Exhibits.

Exhibit Number	Description
1.1	At the Market Offering Agreement, dated June 4, 2024, by and between Wallachbeth Capital, LLC and the Registrant.
3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement No. 333-269483, filed on January 31, 2023).
3.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to the Registrant’s Registration Statement No. 333-269483, filed on January 31, 2023).
3.3	Certificate of Correction to Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement No. 333-269483, filed on January 31, 2023).
3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Registration Statement No. 333-269483, filed on January 31, 2023).
4.1*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock.
4.2	Form of Senior Indenture.
4.3	Form of Subordinated Indenture.
4.4*	Form of Debt Security.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
4.7*	Form of Unit Agreement.
5.1	Opinion of Counsel to Registrant relating to the base prospectus.
5.2	Opinion of Counsel to Registrant relating to the ATM prospectus.
10.1	Sponsored Project Agreement dated as of May 10, 2024, by and between the Registrant and North Carolina State University, Raleigh North Carolina.
10.2**	Veterinary Trial Agreement dated as of March 28, 2024, by and between the Registrant and North Carolina State University, Raleigh North Carolina.
10.3**	Clinical Trial Agreement dated as of May 29, 2024, by and between the Registrant and Tufts Medicine, Inc.
23.1	Consent of RBSM LLP dated as of July 12, 2024.
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table (filed herewith).

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**	Appendixes have been omitted pursuant to Item 601(b)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted appendixes upon request by the SEC.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on July 12, 2024.

60 DEGREES PHARMACEUTICALS, INC.

By:	/s/ Geoffrey Dow
Geoffrey Dow
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey Dow and Tyrone Miller, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Geoffrey Dow	President, Chief Executive Officer and Director	July 12, 2024
Geoffrey Dow	(Principal Executive Officer)

/s/ Tyrone Miller	Chief Financial Officer	July 12, 2024
Tyrone Miller	(Principal Financial and Accounting Officer)

/s/ Charles Allen	Director	July 12, 2024
Charles Allen

/s/ Cheryl Xu	Director	July 12, 2024
Cheryl Xu

/s/ Stephen Toovey	Director	July 12, 2024
Stephen Toovey

/s/ Paul Field	Director	July 12, 2024
Paul Field